                                                                   Exhibit 10.95


================================================================================




                            FACILITY LEASE AGREEMENT

                                      (T1)


                          Dated as of December 15, 1999

                                     between


                                COLLINS TRUST I,
                                 as Owner Lessor


                                       and


                           COLLINS HOLDINGS EME, LLC,
                               as Facility Lessee


                                 COLLINS STATION

                 FOSSIL-FUEL-FIRED ELECTRIC GENERATING FACILITY


================================================================================
CERTAIN OF THE RIGHT, TITLE AND INTEREST OF THE OWNER LESSOR IN AND TO THIS LEASE AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF CITIBANK, N.A. NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS HOLDER REPRESENTATIVE UNDER A LESSOR LOAN AGREEMENT, DATED AS OF DECEMBER


                              FACILITY LEASE (T1)

15,1999 BETWEEN SAID HOLDER REPRESENTATIVE, AS SECURED PARTY, FOR THE BENEFIT OF THE HOLDERS THEREUNDER, MIDWEST FUNDING LLC, AS INITIAL HOLDER AND THE OWNER LESSOR, AS DEBTOR. SEE SECTION 21 HEREOF FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                                TABLE OF CONTENTS


                                                                                                 PAGE

SECTION 1.  DEFINITIONS.............................................................................2

SECTION 2.  LEASE OF THE UNDIVIDED INTEREST.........................................................2

SECTION 3.  FACILITY LEASE TERM AND RENT............................................................2
         SECTION 3.1. BASIC LEASE TERM..............................................................2
         SECTION 3.2. RENT..........................................................................3
         SECTION 3.3. SUPPLEMENTAL LEASE RENT.......................................................3
         SECTION 3.4. ADJUSTMENT OF BASIC LEASE RENT AND TERMINATION VALUE..........................3
         SECTION 3.5. MANNER OF PAYMENTS............................................................5

SECTION 4.  DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOY-
MENT................................................................................................6
         SECTION 4.1. DISCLAIMER OF WARRANTIES......................................................6
         SECTION 4.2. QUIET ENJOYMENT...............................................................7

SECTION 5.  RETURN OF UNDIVIDED INTEREST............................................................8
         SECTION 5.1. RETURN........................................................................8
         SECTION 5.2. CONDITION UPON RETURN.........................................................8
         SECTION 5.3. EXPENSES.....................................................................10
         SECTION 5.4. FREIGHT AND CRATE............................................................10

SECTION 6.  LIENS..................................................................................10

SECTION 7.  MAINTENANCE; REPLACEMENTS OF COMPONENTS................................................10
         SECTION 7.1. MAINTENANCE..................................................................10
         SECTION 7.2. REPLACEMENT OF COMPONENTS....................................................10
         SECTION 7.3. ENVIRONMENTAL MATTERS........................................................11

SECTION 8.  IMPROVEMENTS...........................................................................12
         SECTION 8.1. REQUIRED IMPROVEMENTS........................................................12
         SECTION 8.2. OPTIONAL IMPROVEMENTS........................................................12
         SECTION 8.3. TITLE TO IMPROVEMENTS........................................................13
         SECTION 8.4. FINANCING OF IMPROVEMENTS....................................................13


                                        i



                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                 PAGE


SECTION 9.  NET LEASE..............................................................................13

SECTION 10.  EVENTS OF LOSS........................................................................15
         SECTION 10.1.     OCCURRENCE OF EVENTS OF LOSS............................................15
         SECTION 10.2.     PAYMENT UPON TERMINATION; SPECIAL LESSEE TRANSFER.......................15
         SECTION 10.3.     APPLICATION OF PROCEEDS.................................................17
         SECTION 10.4.     REBUILD.................................................................18
         SECTION 10.5.     APPLICATION OF PAYMENTS NOT RELATING TO AN EVENT OF LOSS................20

SECTION 11.  INSURANCE.............................................................................20
         SECTION 11.1.     PROPERTY INSURANCE......................................................20
         SECTION 11.2.     LIABILITY INSURANCE.....................................................20
         SECTION 11.3.     PROVISIONS WITH RESPECT TO INSURANCE....................................21
         SECTION 11.4.     REPORTS.................................................................21
         SECTION 11.5.     ADDITIONAL INSURANCE....................................................22
         SECTION 11.6.     AMENDMENT OF INSURANCE REQUIREMENTS.....................................22
         SECTION 11.7.     APPLICATION OF INSURANCE PROCEEDS.......................................23

SECTION 12.  INSPECTION............................................................................24

SECTION 13.  TERMINATION OPTION FOR BURDENSOME EVENTS..............................................24
         SECTION 13.1.     TERMINATION FOR ILLEGALITY..............................................24
         SECTION 13.2.     TERMINATION FOR BURDENSOME INDEMNITY....................................25
         SECTION 13.3.     PROCEDURE FOR EXERCISE OF TERMINATION OPTION............................25
         SECTION 13.4.     ASSUMPTION OF THE LESSOR NOTES; SPECIAL LESSEE TRANSFERS................26

SECTION 14.  TERMINATION FOR OBSOLESCENCE..........................................................27
         SECTION 14.1.     TERMINATION.............................................................27
         SECTION 14.2.     SOLICITATION OF OFFERS..................................................28
         SECTION 14.3.     RIGHT OF OWNER LESSOR TO RETAIN THE UNDIVIDED INTEREST..................28
         SECTION 14.4.     PROCEDURE FOR EXERCISE OF TERMINATION OPTION............................29

SECTION 15.  LEASE RENEWAL.........................................................................30


                                       ii



                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                 PAGE

         SECTION 15.1.     WINTERGREEN RENEWAL LEASE TERMS.........................................30
         SECTION 15.2.     FAIR MARKET VALUE RENEWAL LEASE TERMS...................................32
         SECTION 15.3.     BASIC LEASE RENT AND TERMINATION VALUE FOR RENEWAL TERM.................32
         SECTION 15.4.     DETERMINATION OF FAIR MARKET RENTAL VALUE...............................32

SECTION 16.  EVENTS OF DEFAULT.....................................................................33

SECTION 17.  REMEDIES..............................................................................37
         SECTION 17.1.     REMEDIES FOR LEASE EVENT OF DEFAULT.....................................37
         SECTION 17.2.     CUMULATIVE REMEDIES.....................................................40
         SECTION 17.3.     NO DELAY OR OMISSION TO BE CONSTRUED AS WAIVER..........................40

SECTION 18.  SECURITY INTEREST AND INVESTMENT OF SECURITY
FUNDS..............................................................................................40

SECTION 19.  RIGHT TO SUBLEASE.....................................................................40

SECTION 20.  OWNER LESSOR'S RIGHT TO PERFORM.......................................................42

SECTION 21.  SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE
                       HOLDER REPRESENTATIVE.......................................................42

SECTION 22.  MISCELLANEOUS.........................................................................43
         SECTION 22.1.     AMENDMENTS AND WAIVERS..................................................43
         SECTION 22.2.     NOTICES.................................................................43
         SECTION 22.3.     SURVIVAL................................................................44
         SECTION 22.4.     SUCCESSORS AND ASSIGNS..................................................45
         SECTION 22.5.     "TRUE LEASE"............................................................46
         SECTION 22.6.     GOVERNING LAW...........................................................47
         SECTION 22.7.     SEVERABILITY............................................................47
         SECTION 22.8.     COUNTERPARTS............................................................47
         SECTION 22.9.     HEADINGS AND TABLE OF CONTENTS..........................................47
         SECTION 22.10.    FURTHER ASSURANCES......................................................47
         SECTION 22.11.    EFFECTIVENESS...........................................................48
         SECTION 22.12.    LIMITATION OF LIABILITY.................................................48
         SECTION 22.13.    MEASURING LIFE..........................................................48

EXHIBITS AND SCHEDULES
         Exhibit A  Description of Facility Site
         Exhibit B  Description of Facility

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                         PAGE

         Schedule 1-1      Basic Lease Rent
         Schedule 1-2      Allocation of Basic Lease Rent
         Schedule 1-3      467 Rent Allocation
         Schedule 2        Termination Values

                            FACILITY LEASE AGREEMENT
                                      (T1)


         This FACILITY LEASE AGREEMENT (T1), dated as of December 15, 1999 (as amended, supplemented or otherwise modified from time to time and in accordance with the provisions hereof, this "FACILITY LEASE"), between Collins Trust I, a Delaware business trust (the "OWNER LESSOR" or the "OWNER TRUST") created for the benefit of Collins Generation I, LLC, a Delaware limited liability company (the "OWNER PARTICIPANT"), and Collins Holdings EME, LLC, a Delaware limited liability company (the "FACILITY LESSEE").

                                   WITNESSETH:

         WHEREAS, the Owner Lessor is governed by the Amended and Restated Trust Agreement (T1), dated as of December 15, 1999 (the "TRUST AGREEMENT"), between Wilmington Trust Company (the "OWNER TRUSTEE") and the Owner Participant;

         WHEREAS, pursuant to the Land Deed and the Bill of Sale and Instrument of Assignment, Midwest Generation, LLC ("MIDWEST") has acquired, INTER ALIA, the Facility Site from ComEd;

         WHEREAS, the Facility Site is more particularly described in Exhibit A hereto, such Exhibit A being attached to this Facility Lease as a part hereof;

         WHEREAS, pursuant to the Facility Site Lease, Midwest has leased the Ground Interest to the Owner Lessor;

         WHEREAS, pursuant to the Facility Site Sublease, the Owner Lessor has leased the Ground Interest to Collins Holdings for the term equal to the term of this Facility Lease, including any renewals hereof;

         WHEREAS, pursuant to the Facility Site Sub-Sublease, Collins Holdings has leased the Ground Interest to Midwest for a term equal to the term of this Facility Lease, including any renewals hereof;

         WHEREAS, the Facility is located on the Facility Site and is more particu larly described in Exhibit B hereto, such Exhibit B being attached to this Facility Lease as a part hereof;

         WHEREAS, pursuant to the Facility Deed and the Bill of Sale, the Owner Lessor has acquired from ComEd a 25% undivided ownership interest in the Facility as joint tenant with the other owners of the Facility, with the right to nonexclusive possession of the Facility (the "UNDIVIDED INTEREST");

         WHEREAS, the Facility does not include the Facility Site or any part thereof, and no part of the Facility Site is being leased to the Facility Lessee hereunder; and

         WHEREAS, pursuant to this Facility Lease, the Owner Trust will lease the Undivided Interest to Collins Holdings for the Basic Lease Term and the Renewal Lease Terms, if any, provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

         Capitalized terms used in this Facility Lease, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement (T1), dated as of December 15, 1999 (the "PARTICIPA TION AGREEMENT"), among the Facility Lessee, the Owner Lessor, the Owner Trustee, the Owner Participant, Edison Mission Midwest Holdings Co. ("HOLDINGS"), Midwest, Midwest Funding LLC, Citibank, N.A., as Holder Representative, Bayerische Landesbank Girozentrale as RCE LC Issuer (as defined therein) and Bayerische Landesbank International S.A. as Midwest LC Issuer (as defined therein) unless the context hereof shall otherwise require. The general provisions of Appendix A to the Participation Agreement shall apply to the terms used in this Facility Lease and not specifically defined herein.

SECTION 2.  LEASE OF THE UNDIVIDED INTEREST

         Upon the terms and conditions set forth herein, the Owner Lessor hereby leases the Undivided Interest to the Facility Lessee, and the Facility Lessee hereby leases the Undivided Interest from the Owner Lessor, for the Basic Lease Term and, subject to the Facility Lessee's exercise of any of the Renewal Options as provided in Section 15, one or more Renewal Lease Terms. The Facility Lessee and the Owner Lessor understand and agree that this Facility Lease is subject to those encumbrances set forth in the Title Policies. The Undivided Interest shall be subject to the terms of this Facility Lease from the date on which this Facility Lease is executed and delivered.

SECTION 3.  FACILITY LEASE TERM AND RENT

         SECTION 3.1. BASIC LEASE TERM. The basic lease term of this Facility Lease (the "BASIC LEASE TERM") shall commence on the Closing Date and shall end on September 14, 2033, subject to earlier termination pursuant to Section 10, 13, 14 or 17 hereof.

         SECTION 3.2. RENT. The Facility Lessee hereby agrees to pay to the Owner Lessor pursuant to Section 3.5 hereof, basic rent for the lease of the Undivided Interest during the Basic Lease Term ("BASIC LEASE RENT") in installments in the amounts shown on Annex I to Schedule 1-1 hereto (as adjusted in accordance with such Schedule 1-1) on each Rent Payment Date and in amounts calculated in accordance with Schedule 1-1 hereto on each other date referred to in Part B of Schedule 1-1 hereto (each such other date, an "ADDITIONAL RENT PAYMENT DATE"). Basic Lease Rent is allocable in arrears over the Basic Lease Term as set forth in Schedule 1-2 hereto. The Facility Lessee shall notify the Facility Lessor and the Holder Representative in writing on or before the date two Business Days prior to each Rent Payment Date and each Additional Rent Payment Date of the amount of the installment of Basic Lease Rent to be paid on such Rent Payment Date or such Additional Rent Payment Date as computed as of such date. Basic Lease Rent may be adjusted from time to time in accordance with
Section 3.4 hereof.

         SECTION 3.3. SUPPLEMENTAL LEASE RENT. The Facility Lessee also agrees to pay to the Owner Lessor, or to any other Person entitled thereto as expressly provided herein or in any other Operative Document, as appropriate, any and all Supplemental Lease Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of the Facility Lessee to pay any Supple mental Lease Rent, the Owner Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise for the failure to pay Basic Lease Rent. The Facility Lessee will also pay as Supplemental Lease Rent, to the extent permitted by Requirement of Law, an amount equal to interest at the applicable Overdue Rate on any part of any payment of Basic Lease Rent not paid when due for any period for which the same shall be overdue and on any Supplemental Lease Rent not paid when due (whether on demand or otherwise) for the period from such due date until the same shall be paid. All Supplemental Lease Rent to be paid pursuant to this Section 3.3 shall be payable in the manner set forth in Section 3.5.

         SECTION 3.4. ADJUSTMENT OF BASIC LEASE RENT AND TERMINATION VALUE. (a) The Facility Lessee and the Owner Lessor agree that Basic Lease Rent, Termination Values, the Equity Portion of Basic Lease Rent and the Equity Portion of Termination Value may be adjusted, either upwards or downwards, at the request of the Facility Lessee, Midwest, the Owner Lessor or the Owner Participant in the following situations: to reflect (A) the principal amount, amortization and interest rate on any New Lessor Notes issued pursuant to
Section 2.03 of the Lessor Loan Agreement in connection with a refinancing or refunding of the Lessor Notes pursuant to

Section 16.2 of the Participation Agreement, (B) the principal amount, amortization and interest rate on any Additional Lessor Notes issued pursuant to
Section 2.03 of the Lessor Loan Agreement in connection with the financing of Improvements to the Facility pursuant to Section 8 herein and (C) the principal amount of the Lessor Notes outstanding following, and to the extent that, a draw is made under each of the RCE Letter of Credit and the Midwest Letter of Credit (or otherwise) and the allocation of such proceeds results in a discharge the Lessor Notes as contemplated by the last sentence of Section 2.06 of the Lessor Loan Agreement.

         Any adjustments pursuant to this Section 3.4 shall be calculated, FIRST so as not to negatively impact the Owner Participant's Expected Return through the end of the Basic Lease Term and, SECOND at the option of the Facility Lessee
(x) to minimize, to the extent possible, the average annual Basic Lease Rent over the Basic Lease Term for GAAP accounting purposes of the Facility Lessee or the Facility Sublessee, as may be applicable, and/or (y) to minimize, to the extent possible, the present value to the Facility Lessee of the Basic Lease Rent; PROVIDED, that no adjustment pursuant to this Section 3.4 shall result in a book loss to the Owner Participant in the year such adjustment is made. Adjustments shall be computed by the Owner Participant, or, if prior to the Closing Date the Equity Investor, using the same method of computation, assumptions and pricing constraints originally used (other than those that have changed as the result of the event giving rise to the adjustment) in the calculation of Basic Lease Rent and Termination Values set forth in Schedule 1-1 and Schedule 2 hereto and shall be subject to the verification procedure described in Section 3.4(c). Adjustments to Basic Lease Rent contemplated by this Section 3.4 shall result in corresponding adjustments to Termination Values. All Basic Lease Rent adjustments shall comply with Revenue Procedures 75-21 and 75-28 and Section 467 of the Code and any proposed, temporary, or final regulations thereunder, in each case as modified and in effect on the date of such adjustment and shall be calculated in such a manner so that, if the Facility Lease were determined to be a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code, the result would be an increase in the Owner Participant's Expected Return (when contrasted with the Owner Participant's Expected Return computed on the assumption that the Facility Lease is not a "disqualified leaseback or long-term agreement").

                  (b) Anything herein or in any other Operative Document to the contrary notwithstanding, each installment of Basic Lease Rent (excluding any Equity Portion of Basic Lease Rent included in such installment) payable hereunder, whether or not adjusted in accordance with this Section 3.4, shall be in an amount at least sufficient to pay in full principal and interest payable on the Lessor Notes on each Rent Payment Date. Anything herein or in any other Operative Document to the contrary notwithstanding, Termination Values (excluding the Equity Portion of Termination Value) payable on any date under this Facility Lease, whether or not adjusted in accordance with this Section 3.4, shall, together with all other Rent due and owing on such date, exclusive of any portion thereof that is an Excepted Pay ment, be in an amount at least sufficient to pay in full the principal of, premium, if any, and accrued interest on the Lessor Notes payable on such date.

                  (c) Any adjustment pursuant to this Section 3.4 shall initially be computed by the Owner Participant or, if prior to the Closing Date, by the Equity Investor, subject to the verification procedure described in this
Section 3.4(c). Once computed, the results of such computation shall promptly be delivered by the Owner Participant or, if prior to the Closing Date, the Equity Investor to the Facility Lessee. Within 20 days after the receipt of the results of any such adjustment, the Facility Lessee may request that Warren & Selbert, Inc. or a nationally recognized firm of accountants or lease advisors selected by the Owner Participant, or if prior to the Closing Date, the Equity Investor, and reasonably satisfactory to the Facility Lessee (the "VERIFIER") verify, on a confidential basis, after consultation with the Owner Participant or the Equity Investor, as the case may be, and the Facility Lessee, the accuracy of such adjustment in accordance with this Section 3.4. The Owner Participant or the Equity Investor, as the case may be, hereby agrees, subject to the execution of an appropriate confidentiality agreement, to provide the Verifier with all necessary information and materials (other than the Owner Participant's income tax returns and accounting records) as shall be necessary in connection with such verification. Each of the Owner Participant or the Equity Investor, as the case may be, and the Facility Lessee shall have the right to communicate with the Verifier and to submit supporting information and data. If the Verifier confirms that such adjustment is in accordance with this Section 3.4, it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant or the Equity Investor, as the case may be, and such certification shall be final, binding and conclusive on the Facility Lessee, the Owner Participant or the Equity Investor, as the case may be, and the Owner Lessor. If the Verifier concludes that such adjustment is not in accordance with this Section 3.4, and the adjustments to Basic Lease Rent and Termination Value calculated by the Verifier are different from those calculated by the Owner Participant or the Equity Investor, as the case may be, then it shall so certify to the Facility Lessee, the Owner Lessor and the Owner Participant or the Equity Investor, as the case may be, and the Verifier's calculation shall be final, binding and conclusive on the Facility Lessee, the Owner Lessor and the Owner Participant or the Equity Investor, as the case may be. The final determination of any adjustment hereunder shall be set forth in an amendment to this Facility Lease, executed and delivered by the Owner Lessor and the Facility Lessee and consented to by the Owner Participant or the Equity Investor, as the case may be. The reasonable costs of the Verifier in verifying an adjustment pursuant to this
Section 3.4 shall be paid by the Facility Lessee; PROVIDED, HOWEVER, that in the event that such Verifier determines that the present value of the remaining Basic Lease Rent to be made under this Facility Lease as calculated by the Owner Participant or the Equity Investor, as the case may be, is greater than the present value of the correct Basic Lease Rent as certified by the Verifier, in each case, discounted annually at the Discount Rate, by more than ten basis points, then such reasonable costs of the Verifier shall be paid by the Owner Participant or the Equity Investor, as the case may be. Notwithstanding anything herein to the contrary, the sole responsibility of the Verifier shall be to verify the calculations hereunder and matters of interpretation of this Facility Lease or any other Operative Document shall not be within the scope of the Verifier's responsibilities.

         SECTION 3.5. MANNER OF PAYMENTS. All Rent (whether Basic Lease Rent or Supplemental Lease Rent) and all Termination Value payments shall be paid by the Facility Lessee in lawful currency of the United States of America in immediately available funds to the recipient not later than 11:00 a.m. (New York City time) on the date due. All Rent (including Contingent Prepaid Rent) and all Termination Value payments payable to the Owner Lessor (other than Excepted Payments) shall be paid by the Facility Lessee to the Owner Lessor at its account at Wilmington Trust Company (Account No. 50356-0), or to such other place as the Owner Lessor shall notify the Facility Lessee in writing; PROVIDED, HOWEVER, that so long as the Lessor Notes are outstanding and the Lien created under the Lessor Security Documents has not been discharged, the Owner Lessor hereby irrevocably directs (it being agreed and understood that such direction shall be deemed to have been revoked after the Lien created under the Lessor Security Documents shall have been fully discharged in accordance with its terms), and the Facility Lessee agrees, that all payments of Rent (other than Excepted Payments) and all Termination Value payments payable to the Owner Lessor shall be paid by "wire" transfer directly to the Holder Representative's Account or to such other place as the Holder Representative shall notify the Facility Lessee in writing pursuant to the Participation Agreement, provided, that for as long as the Initial Lessor Notes are outstanding, all Rent payments (other than Excepted Payments) shall be deposited into the Rent Payment Account on the Business Day immediately preceding the Rent Payment Date or Additional Rent Payment Date, as the case may be, and such deposit shall remain the property of the Facility Lessee until transferred into the Holder Representative's Account pursuant to the following sentence. On each Rent Payment Date or Additional Rent Payment Date, as the case may be, Rent shall be paid by transferring the funds on deposit in the Rent Payment Account in the amount equal to the Rent payment (in the amount notified by the Facility Lessee to the Owner Lessor and the Holder Representative) into the Holder Representative's Account. Payments constituting Excepted Payments shall be made to the Person entitled thereto at the address for such Person set forth in the Participation Agreement, or to such other place as such Person shall notify the Facility Lessee in writing.

SECTION 4.  DISCLAIMER OF WARRANTIES; RIGHT OF QUIET ENJOYMENT

         SECTION 4.1. DISCLAIMER OF WARRANTIES. (a) Without waiving any claim the Facility Lessee may have against any manufacturer, vendor or contractor, THE FACILITY LESSEE ACKNOWLEDGES AND AGREES SOLELY FOR THE BENEFIT OF THE OWNER LESSOR AND THE OWNER PARTICIPANT THAT (i) THE FACILITY AND EACH COMPONENT THEREOF ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE ACCEPTABLE TO THE FACIL-ITY LESSEE, (ii) THE FACILITY LESSEE IS SATISFIED THAT THE FACILITY AND EACH COMPONENT THEREOF ARE SUITABLE FOR THEIR RESPECTIVE PURPOSES, (iii) NEITHER THE OWNER LESSOR NOR THE OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROP-ERTY OF SUCH KIND, (iv) THE UNDIVIDED INTEREST IS LEASED HEREUNDER TO THE
EXTENT PROVIDED HEREBY FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN SUBJECT TO ALL REQUIREMENTS OF LAW NOW IN EFFECT OR HEREAFTER ADOPTED, INCLUDING WITHOUT LIMITATION (1) ZONING REGULATIONS, (2) ENVIRONMENTAL LAWS OR (3) BUILDING RESTRICTIONS, AND IN THE STATE AND CONDITION OF EVERY PART THEREOF "WHEN" THE SAME FIRST BECAME SUBJECT TO THIS FACILITY LEASE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE OWNER LESSOR OR THE OWNER PARTICIPANT AND (v) THE OWNER LESSOR LEASES FOR THE BASIC LEASE TERM AND THE RENEWAL LEASE TERMS, IF ANY, SPECIFIED HEREIN AND THE FACILITY LESSEE TAKES THE UNDIVIDED INTEREST UNDER THIS FACILITY LEASE "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", AND THE FACILITY LESSEE ACKNOWLEDGES THAT NEITHER THE OWNER LESSOR, NOR THE OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE OF THE FACILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO, except that the Owner Lessor represents and warrants that on the Closing Date, the Undivided Interest will be free of Owner Lessor's Liens. It is agreed that all such risks, as between the Owner Lessor and the Owner Participant on the one hand and the Facility Lessee on the other hand are to be borne by the Facility Lessee with respect to acts, occurrences or omissions during the Facility Lease Term. Neither of the Owner Lessor nor the Owner Participant shall have any responsibility or liability to the Facility Lessee or any other Person with respect to any of the following: (x) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Facility or any Component or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (y) the use, operation or performance of the Facility or any Component or any risks relating thereto; or (z) the delivery, operation, servicing, maintenance, repair, improvement, replacement or decommissioning of the Facility or any Component. The provisions of this paragraph (a) of this Section 4.1 have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties of the Owner Lessor, express or implied, with respect to the Facility, any Component thereof or the Undivided Interest that may arise pursuant to any Requirement of Law now or hereafter in effect, or otherwise.

                  (b) During the Facility Lease Term, so long as no Lease Event of Default shall have occurred and be continuing, the Owner Lessor hereby appoints irrevocably and constitutes the Facility Lessee its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time, in the name and for the account of the Owner Lessor and the Facility Lessee, as their interests may appear, but in all cases at the sole cost and expense of the Facility Lessee, whatever claims and rights the Owner Lessor may have in respect of the Facility, any Component or the Undivided Interest against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Facility, any Component or the Undivided Interest.

         SECTION 4.2. QUIET ENJOYMENT. The Owner Lessor agrees that, notwithstanding any provision of any other Operative Document, so long as no Lease Event of Default shall have occurred and be continuing, neither it nor any party acting by, through or under the Owner Lessor shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Facility Lessee of the interest in the Facility or the Undivided Interest conveyed by this Facility Lease subject to the terms of this Facility Lease.

SECTION 5.  RETURN OF UNDIVIDED INTEREST

         SECTION 5.1. RETURN. Unless the Undivided Interest is being transferred to the Facility Lessee (or its designee) pursuant to Section 10 or 13 of this Facility Lease, the Facility Lessee shall return the Undivided Interest (together with all Required Improvements and Non-Severable Improvements, if any, title to which shall vest in the Owner Lessor) to the Owner Lessor or any permitted transferee or assignee of the Owner Lessor at the expiration of the Facility Lease Term (or earlier than such date if required pursuant to the provisions of this Facility Lease) by surrendering the Undivided Interest into the possession of the Owner Lessor or such transferee or assignee at the location of the Facility on the Facility Land.

         SECTION 5.2. CONDITION UPON RETURN. At the time of any return of the Undivided Interest by the Facility Lessee pursuant to Section 5.1, the Facility Lessee agrees that:

                  (a) the Facility Lease, the Facility Site Sublease and the Facility Site Sub-Sublease shall cease and terminate;

                  (b) the Facility will be in at least as good condition as if it had been maintained during the Facility Lease Term in compliance with the provisions of this Facility Lease (including, without limitation the provisions of Section 7) ordinary wear and tear excepted as determined in accordance with the Return Acceptance Tests;

                  (c) the Facility Lessee shall assign an undivided interest equal to the Owner Lessor's Percentage in any and all licenses and permits of any Governmental Entities or other Persons that are required to be obtained in connection with the use, operation or maintenance of the Undivided Interest that are not already in the name of the Owner Lessor to the Owner Lessor or a transferee or designee of the Owner Lessor, to the extent permitted by Requirements of Law and the provisions of such license or permit;

                  (d) the Facility Lessee, at the request of the Owner Lessor, shall sell to the Owner Lessor or its designee or transferee at the then fair market value thereof, determined by agreement between the Facility Lessee and the Owner Lessor or, absent such agreement, by an appraisal conducted according to the Appraisal Procedure, an undivided interest equal to the Owner Lessor's Percentage in any or each Severable Improvement made to the Facility that is owned by the Facility Lessee, subject to any existing encumbrances. The fees and expenses incurred in connection with the appraisal required by this subsection
(d) shall be paid by the Owner Lessor;

                  (e) the Facility Lessee, or an Affiliate thereof, shall enter into an agreement or other arrangements reasonably acceptable to the Owner Lessor (the "SUPPORT ARRANGEMENTS") to provide the Facility Lessor with the Support Services; PROVIDED, that the Facility Lessee shall be bound to provide Support Services only to the extent the Facility Lessee is capable of, and is still in the business of, providing such Support Services, and only to the extent that such services are necessary for the operation of the Facility and cannot reasonably and timely be obtained from third parties. Support Arrangements shall provide for the provision of all Support Services during and after expiration of the Facility Lease, and will provide for fair market value compensation to the Facility Lessee, or an Affiliate thereof for such Support Services, payable periodically in advance on no less than a monthly basis, for such rights and other services provided under such arrangements and shall terminate upon expiration or early termination of the Facility Site Lease or at the Facility Lessor's option; and

                  (f) the Facility Lessee shall arrange, at its sole cost and expense, for a Phase I Environmental Survey of the Facility and the Facility Land, which shall be in form, scope and substance reasonably satisfactory to the Owner Participant, not later than 180 days prior to a return of the Undivided Interest pursuant to Section 5.1 or, in connection with a return other than pursuant to Section 5.1, not later than the date of return; PROVIDED that, if as a result of the Phase I Environmental Survey, facts are revealed that would reasonably necessitate a Phase II Environmental Survey, such Phase I Environmental Survey shall be expanded to a Phase II Environmental Survey, which shall be in form, scope and substance reasonably satisfactory to the Owner Participant. Each such survey shall be conducted, with appropriate diligence and good faith, by an environmental consulting firm selected by the Facility Lessee and reasonably acceptable to the Owner Participant. Any reports prepared by such consulting firm documenting the surveys shall be provided promptly upon receipt by the Facility Lessee to the Owner Participant. If, as a result of the environmental surveys conducted pursuant to this Section 5.2(f), further investigation, or abatement, corrective action, removal, monitoring, clean-up, remediation or other response actions relating to Environmental Conditions at, on, under or migrating from the Facility or the Facility Land are required to ensure that the Facility and the Facility Land comply in all material respects with all applicable Environmental Laws, the Facility Lessee shall, at its sole cost and expense, as promptly as is reasonably practical and without materially affecting the continued operation of the Facility or the Facility Site, make arrangements reasonably satisfactory to the Owner Participant for conducting and completing any such clean-up, remediation or other response action in relation to the Environmental Conditions identified in such environmental surveys as required to ensure that the Facility and the Facility Land comply with all applicable Environmental Laws. Nothing in this Section 5.2(f) shall relieve the Facility Lessee of its indemnification obligations under the Participation Agreement. The obligations of the Facility Lessee set forth in this Section 5.2(f) shall survive the termination of this Facility Lease and the expiration of the Facility Lease Term.

         SECTION 5.3. EXPENSES. Except as provided in Section 5.2(d), the Facility Lessee agrees to pay or reimburse or to cause to be paid or reimbursed, on an After-Tax Basis, on demand, all costs and expenses incurred in connection with any return contemplated by this Section 5.

         SECTION 5.4. FREIGHT AND CRATE. At the expiration of the Facility Site Lease, the Owner Lessor shall have the right to require the Facility Lessee (i) at the Facility Lessee's sole risk and expense, to dismantle the Facility, to remove the dismantled components of the Facility from the Facility Land and to cause such components to be delivered to a railhead or other suitable common carrier or (ii) at the Owner Lessor's risk and expense, to dismantle the Facility and keep and store such components at the Facility Land for a period not to exceed 180 days; PROVIDED, HOWEVER, the Facility Lessee shall not be so required if it has chosen to purchase the Facility from the Owner Lessor at a price equal to the greater of (a) $1.00 and (b) the Fair Market Sales Value thereof (MINUS the estimated costs of such decommissioning, dismantling, removal and shipment and the estimated cost of restoring the Facility Land to its original condition). The Facility Lessee's obligation to dismantle the Facility under this Section 5.4 shall survive the termination of the Facility Lease.

SECTION 6.  LIENS

         The Facility Lessee hereby covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lien or other encumbrance on or with respect to the Undivided Interest, the Facility, the Facility Site or any Component, or on the Owner Lessor's or the Owner Participant's interest in or under any Operative Document, except Permitted Liens.

SECTION 7.  MAINTENANCE; REPLACEMENTS OF COMPONENTS

         SECTION 7.1. MAINTENANCE. The Facility Lessee, at its own expense, will
(i) cause the Facility to be maintained in as good condition, repair and working order as when delivered on the Closing Date, ordinary wear and tear excepted, without discrimination as compared to other facilities of similar type owned or operated by the Facility Lessee or any of its Affiliates, and in any event, in all material respects (a) in accordance with Prudent Industry Practice, (b) in compliance with all Requirements of Law, including without limitation, all Environmental Laws and (c) in accordance with the terms of all insurance policies required to be maintained pursuant to Section 11 and (ii) cause to be made all repairs, renewals, replacements, betterments and improvements to the Facility, all as in the reasonable judgment of the Facility Lessee may be necessary to operate the Facility in accordance with the Operative Documents.

         SECTION 7.2. REPLACEMENT OF COMPONENTS. In the ordinary course of maintenance, service, repair or testing the Facility or any Component, the Facility Lessee, at no cost to the Owner Lessor, may remove or cause to be removed from the Facility any Component; PROVIDED, HOWEVER, that the Facility Lessee shall cause such Component to be replaced by a replacement Component which shall be free and clear of all Liens (except Permitted Liens) and shall be in as good operating condition as that of the Component replaced, assuming such replaced Component was maintained in accordance with the terms of this Facility Lease, and does not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the Facility as measured immediately prior to such replacement, assuming the Facility shall then be in the condition required to have been maintained by the terms of this Facility Lease, or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976- 2 C.B. 647 (each such replacement Component being herein referred to as a "REPLACEMENT COMPONENT"). An undivided interest equal to the Owner Lessor's Percentage in each Component at any time removed from the Facility shall remain subject to this Facility Lease, wherever located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Facility and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Facility, without further act (and with no adjustment to the Purchase Price or Basic Lease Rent), (i) the replaced Component shall no longer be subject to this Facility Lease, (ii) title to the Owner Lessor's undivided interest in the removed Component shall thereupon vest in the Facility Lessee or such other Person as shall be designated by the Facility Lessee, free and clear of all rights of the Owner Lessor and the Holder Representative, (iii) title to an undivided interest equal to the Owner Lessor's Percentage in the Replacement Component shall thereupon vest with the Owner Lessor and such undivided interest shall (a) become subject to this Facility Lease and the Lien of the Security Documents, and (b) be deemed a part of the Undivided Interest for all purposes of this Facility Lease. Notwithstanding anything in this Section 7.2 to the contrary, if the Facility Lessee has determined that any part, Component or portion of the Facility is surplus or obsolete, it shall have the right to remove such part, Component or portion of the Facility without replacing it if such removal would not, other than in an immaterial respect, diminish the current or residual value, the utility or the remaining useful life of the Facility, as measured immediately prior to such replacement, assuming the Facility shall then be in the condition required to have been maintained by the terms of this Facility Lease or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

         SECTION 7.3. ENVIRONMENTAL MATTERS. The Facility Lessee will

                           (i) comply in all material respects and make all reasonable efforts to cause all other Persons to comply in all material respects with all Environmental Laws applicable to the Facility or the Facility Site, and the Facility Lessee shall have the sole responsibility for any and all costs and expenses associated with such compliance;

                           (ii) obtain, comply in all material respects with and maintain all necessary Governmental Approvals required under any applicable Environmental Law in connection with the use, operation and maintenance of the Facility and the Facility Site;

                           (iii) conduct and complete, at its sole cost and expense, any investigation, study, sampling, monitoring and testing and undertake any cleanup, removal, remedial, corrective, mitigation, response or other action necessary or advisable to abate, correct, remove and clean up or remediate all Hazardous Materials Released at, on, in, under or from the Facility or the Facility Site, to the extent required by and in material compliance with applicable Environmental Laws; and

                           (iv) as soon as possible and in any event within fifteen Business Days of Midwest obtaining knowledge thereof, provide the Owner Lessor with written notice of, and copies of all written communications relating to, any pending or threatened material Environmental Claim involving the Facility or the Facility Site. To the extent possible, all such notices shall describe in reasonable detail the nature of the Environmental Claim.

SECTION 8.  IMPROVEMENTS

         SECTION 8.1. REQUIRED IMPROVEMENTS. The Facility Lessee, without expense to the Owner Lessor and without the consent of any other Lease Financing Party, shall make or cause to be made any Improvements to the Facility as it relates to the Undivided Interest as are required (w) by Requirements of Law or any Governmental Entity having jurisdiction thereon, (x) by any insurance policies required to be maintained by the Facility Lessee under any Operative Document, (y) by the Operative Documents or (z) to meet Return Acceptance Tests as set forth in Section 5.1 (each, a "REQUIRED IMPROVEMENT"); PROVIDED, HOWEVER, that the Facility Lessee may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Requirement of Law in any reasonable manner which does not involve any risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on any part of the Facility or impair the use, operation or maintenance of the Facility in any material respect, or (ii) any criminal liability being incurred by, or any material adverse effect on the interests of, the Owner Participant, the Owner Lessor, the Lender, the Holders, the Holder Representative, any Funding LLC Financing Party, the Facility Lessee or the Facility Sublessee, including, without limitation, subjecting any such Person (except the Facility Sublessee) to regulation as a public utility (or similar regulation) under Requirement of Law; PROVIDED FURTHER, that no such contest may extend beyond the expiration or earlier termination of this Facility Lease.

         SECTION 8.2. OPTIONAL IMPROVEMENTS. The Facility Lessee at any time may, without expense to the Owner Lessor and without the consent of any other Lease Financing Party, make or cause to be made any Improvement to the Facility as the Facility Lessee considers necessary or desirable in the proper conduct of its business (any such non-Required Improvement being referred to as an "OPTIONAL IMPROVEMENT"); PROVIDED that no Optional Improvement to the Facility shall, other than in an immaterial respect, diminish the current or residual value, remaining useful life or utility of the Facility below the current or residual value, remaining useful life or utility thereof immediately prior to such Optional Improvement, assuming the Facility shall then be in the condition required to have been maintained by the terms of this Facility Lease, or cause the Undivided Interest to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

         SECTION 8.3. TITLE TO IMPROVEMENTS. Title to an undivided interest equal to the Owner Lessor's Percentage in (i) all Required Improvements and (ii) all Non-Severable Improvements shall automatically vest in the Owner Lessor upon being affixed to or incorporated into the Facility, and such undivided interest shall immediately (a) become subject to this Facility Lease, and (b) be deemed part of the Undivided Interest for all purposes of this Facility Lease. No interest in any Optional Improvement which is a Severable Improvement (other than Severable Improvements which are financed by the Owner Lessor by an Additional Equity Investment or a Supplemental Financing pursuant to Section
16.1 of the Participation Agreement) shall vest in the Owner Lessor or become subject to this Facility Lease; PROVIDED, HOWEVER, that if the Facility Lessee shall, at its cost and expense, cause such Optional Improvements which are Severable Improvements to be made to the Facility, the Owner Lessor shall have the right, prior to the return of the Undivided Interest to the Owner Lessor hereunder, to purchase an undivided interest equal to the Owner Lessor's Percentage in any such Optional Improvements which are Severable Improvements. The purchase price for such undivided interest shall be the then Fair Market Sales Value of such undivided interest. If the Owner Lessor does not elect to purchase such Optional Improvements which are Severable Improvements, the Facility Lessee may, and at the request of the Owner Lessor shall, remove such Improvements at the end of the Facility Lease Term.

         SECTION 8.4. FINANCING OF IMPROVEMENTS. The Facility Lessee shall, subject to limitations on the incurrence of Indebtedness contained in other Operative Documents, at all times have the right to finance Improvements other than through the Facility Lease, so long as no Liens on the Facility, the Facility Site or any portion thereof are granted or created in connection with such financing; PROVIDED, HOWEVER that, in the case of a financing of a Severable Improvement which is not a Required Improvement, a Lien on such Severable, non-Required Improvement may be granted or created in connection with such financing. The Facility Lessee may elect to finance Improvements to the Facility through the Facility Lease in accordance with Section 16.1 of the Participation Agreement.

SECTION 9.  NET LEASE

         This Facility Lease is a "net lease". The Facility Lessee's obligation to make all payments payable hereunder (and all amounts, including, without limitation,

Termination Value, following termination of this Facility Lease) shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired by any circumstance of any character, including, without limitation, by (i) any setoff, counterclaim, recoupment, defense or other right which the Facility Lessee may have against the Owner Lessor, the Owner Participant, the Holder Representative or any other Person, including, without limitation, any claim as a result of any breach by any of said parties of any covenant or provision in this Facility Lease or any other Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Facility Site, any Component, any other portion of the Undivided Interest, or any part thereof,
(iii) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in the use or possession thereof or any part thereof by the Facility Lessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Facility Site, any Component, or any other portion of the Undivided Interest by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Facility Lease or any other Operative Document, (vi) the lack of right, power or authority of the Owner Lessor to enter into this Facility Lease or any other Operative Document, (vii) any ineligibility of the Facility or any Component for any particular use, whether or not due to any failure of the Facility Lessee to comply with any Requirement of Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Facility Lessee or any other Person, (xi) any Lien of any Person with respect to the Facility, the Facility Site, any Component, any other portion of the Undivided Interest or any part thereof, or (xii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Document, it being the intention of the parties hereto that all Basic Lease Rent (and all amounts, including, without limitation, Termination Value, in lieu of Basic Lease Rent following termination of this Facility Lease) payable by the Facility Lessee hereunder shall continue to be payable in all events in the manner and at times provided for herein. Such Basic Lease Rent (and all amounts, including, without limitation, Termination Value, in lieu of Basic Lease Rent following termination of this Facility Lease) shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Facility Lessee or any other Person against the Owner Lessor or any other Person under this Facility Lease or otherwise. To the extent permitted by Requirements of Law, the Facility Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease with respect to the Undivided

Interest except in accordance with Section 10, 13, 14 or 17. If for any reason whatsoever this Facility Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Facility Lessee nonetheless agrees, to the extent permitted by Requirements of Law, to pay to the Owner Lessor an amount equal to each installment of Basic Lease Rent and all Supplemental Lease Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Facility Lease not been so terminated. Nothing contained herein shall be construed to waive any claim which the Facility Lessee might have under any of the Operative Documents or otherwise or to limit the right of the Facility Lessee to make any claim it might have against the Owner Lessor or any other Person or to pursue such claim in such manner as the Facility Lessee shall deem appropriate.

SECTION 10.  EVENTS OF LOSS

         SECTION 10.1. OCCURRENCE OF EVENTS OF LOSS.

                  (a) Each of the Owner Participant and the Owner Lessor will promptly notify the Facility Lessee of any event of which it is aware that would result in a Regulatory Event of Loss; PROVIDED, HOWEVER, that the failure to provide such notice shall not result in any liability with respect to the Owner Participant or the Owner Lessor and shall not in any way relieve the Facility Lessee of any of its obligations under this Facility Lease, including the obligations under this Section 10.

                  (b) If an Event of Loss described in clauses (i) or (ii) of the definition of Event of Loss shall occur, then, no later than six months following the date that the Facility Lessee has actual knowledge of such occurrence, the Facility Lessee shall notify the Owner Lessor and the other Lease Financing Parties of its election to either (1) subject to the satisfaction of the conditions set forth in Section 10.3 and the terms of the other Operative Documents, rebuild the Facility so that the Facility shall have a current and residual value, remaining useful life and utility at least equal to that of the Facility prior to such Event of Loss, assuming the Facility was in the condition and repair required to be maintained by this Facility Lease, or
(2) terminate this Facility Lease and purchase the Facility from the Owner Lessor by paying to the Owner Lessor an amount equal to the applicable Termination Value and paying to the parties entitled thereto all other amounts payable pursuant to Section 10.2. If the Facility Lessee fails to make an election as provided above, the Facility Lessee will be deemed to have made the election to terminate this Facility Lease pursuant to clause (2) of this Section 10.1(b) as of the end of the six month period referred to in the first sentence of this Section 10.1(b).

         SECTION 10.2.   PAYMENT UPON TERMINATION; SPECIAL LESSEE TRANSFER.

                  (a)      If either of the following shall occur:

                           (x) the Facility Lessee shall elect (or be deemed to have elected) to terminate this Facility Lease pursuant to clause (2) of
                                    Section 10.1(b) following an Event of Loss described in clause (i) or (ii) of the definition of Event of Loss, or

                           (y) an Event of Loss described in clause (iii) or (iv) of the definition of Event of Loss shall occur,

                           then in the case of either (x) or (y), the Facility
                  Lessee shall pay to the Owner Lessor the sum of (A) the Termination Value determined as of the relevant Termination Date, PLUS (B) all reasonable documented out-of-pocket costs and expenses of the other Lease Financing Parties incurred in connection with such Event of Loss, PLUS (C) any unpaid Basic Lease Rent or Renewal Lease Rent, as the case may be, payable on such Termination Date, PLUS (D) all other payments of Rent under this Facility Lease which are due and unpaid on the Termination Date, including reimbursement of Incidental Costs, under any other Operative Document (the "EVENT OF LOSS PAYMENT"). The Facility Lessee shall pay such Event of Loss Payment, in the case of clause (x) above, on the next Termination Date immediately following the earlier of (1) the date of the Facility Lessee's notice of its election to terminate this Facility Lease and (2) the date which is six months following the occurrence of such Event of Loss, and in the case of clause (y) above, on a Termination Date occurring no later than six months following the earlier of the date that the Facility Lessee (i) acquires actual knowledge of the occurrence of such Event of Loss or (ii) receives notice pursuant to Section 10.1(a).

Concurrently with the payment of all amounts required to be paid pursuant to this Section 10.2(a), (i) Basic Lease Rent for the Undivided Interest shall cease to accrue, (ii) the Facility Lessee shall cease to have any liability to the Owner Lessor with respect to the Undivided Interest, except for Supplemental Lease Rent and other obligations (including those under Sections 14.1 and 14.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Owner Lessor will prepay the Lessor Notes, pursuant to Section 2.13 of the Lessor Loan Agreement, (iv) the Owner Lessor shall transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded at the Facility Lessee's expense) the Undivided Interest to the Facility Lessee (or its designee), on an "as is", "where is" basis, without warranty other than a warranty as to the absence of Owner Lessor's Liens and Owner Participant's Liens, (v) each of this Facility Lease, the Facility Sublease, the Facility Site Lease, the Facility Site Sublease and the Facility Site Sub-Sublease shall terminate and (vi) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or reasonably requested by the Facility Lessee to effect the foregoing (including, but not limited to, termination of this Facility Lease) all to be prepared, filed and recorded (if appropriate) at the cost and expense of the Facility Lessee.

                  (b) Notwithstanding the foregoing provisions of Section 10.2(a), in the case of a Regulatory Event of Loss, at the option of the Facility Lessee, if (i) the Facility Lessee shall have executed and delivered an assumption agreement to assume the Lessor Notes as permitted by and in accordance with Section 2.14 of the Lessor Loan Agreement, (ii) all other conditions contained in such Section 2.14 of the Lessor Loan Agreement shall have been satisfied and (iii) no Lease Event of Default shall have occurred and be continuing and shall not be cured by such assumption, the obligation of the Facility Lessee to make the Event of Loss Payment shall be reduced by the outstanding principal amount of the Lessor Notes so assumed by the Facility Lessee; PROVIDED, HOWEVER, for so long as the Lessor Notes are outstanding, if the Facility Lessee shall have chosen to assume the Lessor Notes pursuant to this Section 10.2(b), the Facility Lessee (or its designee) shall acquire the Undivided Interest from the Owner Lessor subject to the Lien of the Lessor Security Documents.

                  (c) Notwithstanding the foregoing provisions of Sections 10.2(a) and (b) to the contrary, in the case of a Regulatory Event of Loss, the Facility Lessee (or its designee) so long as the Facility Lessee shall remain liable under the Facility Lease to pay Basic Lease Rent and all other payments hereunder in full, and in all respects in accordance with Section 19 of the Participation Agreement, may purchase the Owner Participant's Beneficial Interest in lieu of purchasing the Undivided Interest pursuant to Sections 10.2
(a) and (b) and keep the Facility Lease (and Lessor Loan) in place.

         SECTION 10.3. APPLICATION OF PROCEEDS. Any payments with respect to the Undivided Interest received at any time by the Owner Lessor or the Facility Lessee from any Governmental Entity or from insurance proceeds as a result of the occurrence of an Event of Loss shall be applied as follows:

                  (a) all such payments received at any time by the Facility Lessee shall be promptly paid to the Owner Lessor or, so long as the Lessor Notes are outstanding, to the Holder Representative, for application pursuant to the following provisions of this Section 10.3, except that, the Facility Lessee may retain any amounts that the Owner Lessor would at the time be obligated to pay to the Facility Lessee as reimbursement pursuant to Section 10.3(b);

                  (b) so much of such payments as shall not exceed the Event of Loss Payment required to be paid by the Facility Lessee pursuant to Section 10.3
(a) shall be applied in reduction of the Facility Lessee's obligation to pay such amount if not already paid by the Facility Lessee or, if already paid by the Facility Lessee, shall be applied to reimburse the Facility Lessee for its payment of such amount; and

                  (c) the balance, if any, of such payments remaining thereafter shall be apportioned between the Owner Lessor and the Facility Lessee in accordance with their respective interests in the Facility.

         Notwithstanding the foregoing, if the Facility Lessee shall have elected to rebuild the Facility pursuant to Section 10.1(a), any insurance proceeds received by the Owner Lessor, Holder Representative or the Facility Lessee as a result of the occurrence of an Event of Loss described in clause (i) or (ii) of the definition of Event of Loss shall be applied as provided in
Section 11.7.

         SECTION 10.4. REBUILD. The Facility Lessee's right to rebuild the Facility pursuant to Section 10.1 (b) shall be subject to the fulfillment, at the Facility Lessee's sole cost and expense, in addition to the conditions contained in Section 10.1(b), of the following conditions:

                  (a) no Material Lease Default or Lease Event of Default shall have occurred and be continuing;

                  (b) on the date the Facility Lessee shall give notice pursuant to Section 10.1(b) of its election to rebuild the Facility in accordance with this Section 10.4, either (i) the Owner Participant shall have received an opinion reasonably satisfactory to it from Hunton & Williams, or from a nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to Midwest, to the effect that, assuming the proposed rebuilding is accomplished in the manner and within the time proposed, such rebuilding would not result in any material indemnified, or any unindemnified incremental tax risk to the Owner Participant or (ii) the Owner Participant shall have received an opinion of Hunton & Williams, or another nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to Midwest to the effect that it is more likely than not that such proposed rebuilding would not result in any unindemnified incremental tax risk or any material indemnified incremental tax risk and the Owner Participant shall have received collateral or other security for the indemnification obligations with respect to any such incremental tax risk, such collateral or other security to be acceptable to the Owner Participant in its sole discretion exercised in good faith;

                  (c) on the date the Facility Lessee shall give notice pursuant to Section 10.1(b) of its election to rebuild the Facility in accordance with this Section 10.4, the Facility Lessee shall deliver to the Owner Participant and, so long as the

Lessor Notes are outstanding, the Holder Representative (i) a report of the Engineering Consultant, or such other independent engineer reasonably satisfactory to the Owner Participant and, so long as the Lessor Notes are outstanding, the Holder Representative, to the effect that it is reasonable to expect that such rebuilding of the Facility is technologically feasible and economically viable and that such rebuilding can be completed by a date that is 36 months prior to the end of the Basic Lease Term or any Renewal Lease Term then in effect or already elected by the Facility Lessee, and (ii) an appraisal of an Independent Appraiser reasonably acceptable to the Owner Participant, and, so long as the Lessor Notes are outstanding, the Holder Representative to the effect that the rebuilt Facility will have at least the same value, residual value, utility and useful life as the Facility immediately prior to the Event of Loss, assuming the Facility was then in the condition required to have been maintained by the terms of the Facility Lease;

                  (d) on the date the Facility Lessee shall notify the Owner Lessor pursuant to Section 10.1(b) of its election to rebuild the Facility in accordance with this Section 10.4, the Facility Lessee shall demonstrate to the reasonable satisfaction of the Owner Participant and, so long as the Lessor Notes are outstanding, the Holder Representative, adequate financial resources, from insurance proceeds or otherwise, to complete such rebuilding and to pay Basic Lease Rent while the Facility is being rebuilt;

                  (e) the Facility Lessee shall cause the rebuilding of the Facility to commence as soon as reasonably practicable after notifying the Owner Participant and, so long as the Lessor Notes are outstanding, the Holder Representative, of its election to rebuild the Facility in accordance with this
Section 10.4 and in all events within 18 months of the occurrence of the event that caused such Event of Loss and will cause work on such rebuilding to proceed diligently thereafter. As the rebuilding of the Facility progresses, title to an undivided interest equal to the Owner Lessor's Percentage in such rebuilt Facility shall vest in the Owner Lessor and such Undivided Interest shall become subject to this Facility Lease and, so long as the Lessor Notes are outstanding, the Lien of the Security Documents, and be deemed a part of the Undivided Interest for all purposes of this Facility Lease and the other Operative Documents, automatically and without any further act by any Person;

                  (f) on the date of the completion of such rebuilding of the Facility (the "REBUILDING CLOSING DATE") the following documents shall be duly authorized, executed and delivered and, if appropriate, filed for recordation by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each shall be delivered to the Owner Lessor, the Owner Participant and the Holder Representative: (i) supplements to this Facility Lease subjecting an undivided interest equal to the Owner Lessor's Percentage in the rebuilt Facility to this Facility Lease (with no change in Purchase Price or the Basic Lease Rent as a result of such rebuilding), (ii) so long as the Lessor Notes are outstanding, supplements to the

Security Documents subjecting such undivided interest in the Facility to the Lien of the Security Documents, (iii) such recordings and filings, as may be reasonably requested by the Owner Participant or the Holder Representative to be made or filed, (iv) an opinion of counsel to the Facility Lessee, such counsel and such opinion to be reasonably satisfactory to the Owner Participant and, so long as the Lessor Notes are outstanding, the Holder Representative, to the effect that (x) the supplements to this Facility Lease required by clause (i) above constitute effective instruments for subjecting such undivided interest in the rebuilt Facility to this Facility Lease, (y) the supplements to the Security Documents required by clause (ii) above, if any, constitute effective instruments for subjecting such undivided interest in the rebuilt Facility to the Lien of the Security Documents and (z) all filings and other action necessary to perfect and protect the Owner Lessor's interest in an undivided interest equal to the Owner Lessor's Percentage in the rebuilt Facility have been accomplished, (v) an appraisal by an Independent Appraiser, certifying that the Facility as so rebuilt has a current and residual value, remaining useful life and utility at least equal to the current and residual value, remaining useful life and utility of the Facility immediately prior to such rebuilding (assuming the Facility was in the condition and repair required to be maintained by the terms of this Facility Lease), (vi) a report by the Independent Engineer certifying that the Facility as so rebuilt is in a state of repair and condition required by this Facility Lease, (vii) an Officer's Certificate of the Facility Lessee as to compliance with this Section 10.4 and certifying that no Lease Event of Default shall have occurred as a result of the rebuilding, and (viii) satisfactory evidence as to the compliance with Section 11 of this Facility Lease with respect to the Facility, as so rebuilt; and

                  (g) there shall be no material adverse accounting effect under GAAP on the Owner Participant as a result of such rebuilding and the other transactions contemplated by this Section 10.4.

                  SECTION 10.5. APPLICATION OF PAYMENTS NOT RELATING TO AN EVENT OF LOSS. (a) In the event that during the Facility Lease Term title to, or the use of, all or any portion of the Undivided Interest, the Facility or the Facility Site is requisitioned or taken by or pursuant to a request of any Governmental Entity under the power of eminent domain or otherwise for a period or in a manner which does not constitute an Event of Loss, the Facility Lessee's obligation to pay all installments of Basic Lease Rent shall continue for the duration of such requisitioning or taking. The Facility Lessee shall be entitled to receive and retain for its own account all sums payable for any such period by such Governmental Entity as compensation for such requisition or taking of possession; PROVIDED, THAT if at the time of such payment a Material Lease Default or a Lease Event of Default shall have occurred and be continuing, such amounts shall be paid to and held by the Owner Lessor unless the Lessor Loans are outstanding, in which case such amounts shall be paid to and held by the Holder Representative, as security for the obligations of the Facility Lessee under this Facility Lease until such time as no Material Lease Default or Lease Event of Default is continuing.

                  (b) Any insurance proceeds with respect to the Undivided Interest received at any time by the Owner Lessor, the Holder Representative or the Facility Lessee under any of the insurance policies required to be maintained by the Facility Lessee under Section 11 as a result of any damage to the Facility or any part thereof which does not constitute an Event of Loss shall be applied as follows: (i) in accordance with Section 11.7, and (ii) the balance, if any, of such insurance proceeds remaining thereafter shall be paid to the Facility Lessee.

SECTION 11.  INSURANCE

         SECTION 11.1. PROPERTY INSURANCE. Subject to Section 11.6, the Facility Lessee will maintain (or cause to be maintained) all risk property insurance, including coverage for boiler and machinery and the peril of flood and the peril of earthquake, customarily carried by prudent operators of coal-fired and oil/gas-fired electric generating facilities of comparable size and risk as the Facility, and, in any case, subject to availability of said insurance on commercially reasonable terms and in an amount equal to the Probable Maximum Loss of the Facility.

         SECTION 11.2. LIABILITY INSURANCE. Subject to Section 11.6, the Facility Lessee will maintain (or caused to be maintained) liability insurance, including contractual liability coverage, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Facility and the Facility Site, with limits of not less than (i) $35,000,000 in the aggregate per occurrence if such insurance also covers any of the Other Facilities and (ii) $25,000,000 if such insurance covers solely the Facility and the Facility Site. The Facility Lessee will at least annually review the liability insurance maintained by it or on its behalf and will, if necessary, increase such coverage in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk to the Facility. Such liability insurance may be purchased either in a single limit or in combination with a general and an excess policy.

         SECTION 11.3. PROVISIONS WITH RESPECT TO INSURANCE. Subject to Section 11.6, the Facility Lessee will place the insurance maintained pursuant to this
Section 11 with companies having an A.M. Best rating of at least "A-7" or, if not so rated, with comparable financial strength. All insurance policies required to be maintained pursuant to Sections 11.1 and 11.2 shall name each of the Owner Participant, the Equity Investor, the Owner Lessor, the Owner Trustee, the Holder Representative and the Lender as additional insureds, as their respective interests may appear (the "ADDITIONAL INSUREDS"). All insurance policies required to be maintained pursuant to the terms hereof shall also provide for at least 30 days' prior written notice (10 days if as a result of non-payment) by the insurance carrier to each Additional Insured in the event of cancellation, non-renewal, termination, expiration or material change. The Facility Lessee will place the insurance required by the terms of this Section 11 with insurance companies which agree to waive all claims for premiums from, and all subrogation rights against, the Additional Insureds. All the insurance maintained pursuant to this Section 11 shall be primary without right of contribution of any other insurance carried by or on behalf of each of the Additional Insureds with respect to its interests in the Facility and the Facility Site.

         Subject to Section 11.6, to the extent available on commercially reasonable terms, the Facility Lessee will use its best efforts to provide that the respective interests of the Additional Insureds shall not be invalidated by any act or neglect of the Facility Lessee, or any breach or violation by the Facility Lessee of any warranties, declarations or conditions contained in such policies or by the use of the Facility for purposes more hazardous than permitted by such policies. Additionally, to the extent available on commercially reasonable terms, the Facility Lessee will use its best efforts to provide that such policies shall be endorsed to provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the manner as if there were a separate policy covering each insured. The Facility Lessee shall, at its own expense, make or cause to be made all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

         SECTION 11.4. REPORTS. Within 15 days after the expiration and renewal of any insurance policy required to be maintained pursuant to the terms of this
Section 11, the Facility Lessee shall furnish each Additional Insured with an executed broker letter identifying all insurance coverage in place and certifying that all premiums in respect of such policies are current. Certificates of insurance shall accompany said letter documenting insurance coverage and the Additional Insured status as required.

         SECTION 11.5. ADDITIONAL INSURANCE. At any time any Additional Insured may at its own expense and for its own account carry insurance with respect to its interest in the Undivided Interest, PROVIDED, that such insurance does not in any way interfere with the Facility Lessee's ability to obtain insurance with respect thereto as required in this Section 11. Any insurance payments received from policies maintained by an Additional Insured pursuant to the previous sentence shall be retained by such Additional Insured without reducing or otherwise affecting the Facility Lessee's obligations hereunder.

         SECTION 11.6. AMENDMENT OF INSURANCE REQUIREMENTS.

                  (a) If any insurance required to be maintained by the Facility Lessee pursuant to the Operative Documents (including the limits or deductibles or any other terms under policies for such insurance) ceases to be available on a commercially reasonable basis at the time of renewal, the Facility Lessee shall provide written notice to each Additional Insured accompanied by a letter from the Facility Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonable basis. Such notice shall be given not less than 30 days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice, the Facility Lessee and each Additional Insured shall immediately enter into good faith negotiations in order to agree upon an alternative to such insurance.

                  (b) In the event that a resolution acceptable to the Facility Lessee and all Additional Insureds cannot be reached within 10 days from the date of the notice referred to in paragraph (a) above, the Additional Insureds shall make arrangements for the formation of an insurance panel consisting of the Facility Lessee's insurance advisor (or broker), the Facility Lessor's insurance advisor (or broker), and an independent insurance expert from an internationally recognized insurance brokerage firm, chosen by the Facility Lessee and reasonably acceptable to the Additional Insureds. Such independent expert shall conduct a separate review of the relevant insurance requirements of the Operative Documents and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating whether such insurance is available, or unavailable, on a commercially reasonable basis.

                  (c) If the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation (which shall include the amount and type of insurance which is available upon a commercially reasonable basis) not less than 15 days before the date for renewal of such insurance. The Facility Lessee shall, prior to the expiration of the insurance then in effect, obtain such insurance that is available on a commercially reasonable basis. The recommendation of the insurance expert shall be conclusive and binding upon the Additional Insureds, and the Facility Lessee shall, for the immediately succeeding one-year policy period, only be required to carry the insurance that the expert has certified is available on a commercially reasonable basis.

                  (d) All fees, costs and expenses associated with the insurance panel (including review by the insurance expert) shall be paid by the Facility Lessee.

         SECTION 11.7. APPLICATION OF INSURANCE PROCEEDS. (a) All insurance proceeds up to $5,000,000 on account of any damage to or destruction of the Facility or any part thereof (in each case less the actual costs, fees and expenses incurred in the collection thereof), shall, subject to Section 11.7(d), be paid to or retained by the Facility Lessee for application in repair or replacement of the affected property. If the insurance proceeds on account of such damage or destruction to the Facility exceed $5,000,000 but are less than $25,000,000, then all such insurance proceeds shall, subject to Section 11.7(d), be paid to or retained by the Facility Lessee for application in repair or replacement of the affected property for so long as the Holdings long-term unsecured indebtedness shall be rated at least BBB- and Baa3 by S&P and Moody's, respectively. In all other situations, all insurance proceeds on account of such damage or destruction to the Facility, shall be paid to the Owner Lessor or, if the Lessor Notes are outstanding, the Holder Representative and be applied and dealt with as provided in Section 11.7(b) below.

                  (b) All such proceeds actually received on account of any such damage or destruction other than in connection with an Event of Loss shall, unless a Material Lease Default or a Lease Event of Default shall have occurred and continuing, be paid over to the Facility Lessee or as it may direct from time to time as restoration progresses, to pay (or reimburse the Facility Lessee for) the cost of restoration, if the amount of such proceeds received by the Holder Representative or the Owner Lessor, together with such additional amounts, if any, theretofore expended by the Facility Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration, but only upon receipt by the Owner Lessor and, so long as the Lessor Notes are outstanding, the Holder Representative of a written application of the Facility Lessee accompanied by an Officer's Certificate of the Facility Lessee setting forth in reasonable detail the nature of such restoration, the actual cash expenditures made to date for such restoration and the estimated cost to complete such restoration and stating that no Lease Event of Default has occurred and is continuing.

                  (c) All such proceeds received or payable on account of an Event of Loss shall, unless the Facility Lessee has elected to rebuild or restore the Facility pursuant to Section 10.2, be dealt with in accordance with
Section 10.3.

                  (d) Notwithstanding the foregoing provisions of this Section 11 or Section 10, so long as a Material Lease Default or a Lease Event of Default shall have occurred and be continuing, the proceeds of any insurance required to be maintained pursuant to this Section 11 that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Facility Lessee pursuant to this Section 11 or Section 10.3 will be held as security for the obligations of the Facility Lessee under this Facility Lease by the Owner Lessor or, so long as the Lessor Notes are outstanding, the Holder Representative and at such time thereafter as no Material Lease Default or a Lease Event of Default shall be continuing, such amount shall be paid promptly to the Facility Lessee.

SECTION 12.  INSPECTION

         During the Facility Lease Term, each of the Lease Financing Parties and their respective representatives shall have the right, during normal business hours, upon reasonable notice to the Facility Lessee and at no expense (except when a Material

Lease Default or a Lease Event of Default has occurred and is continuing) or risk to the Facility Lessee, to inspect the Facility and the records with respect to the operations and maintenance thereof in the Facility Lessee's custody or to which the Facility Lessee has access; PROVIDED, HOWEVER, that any such inspection shall be conducted in accordance with the Operative Documents and so as not to interfere with the operation or maintenance of the Facility or the conduct by the Facility Lessee of its business and shall be in accordance with the Facility Lessee's safety and insurance programs. The Lease Financing Parties shall attempt to conduct their inspections at the same time and, except during the continuance of a Material Lease Default or a Lease Event of Default or during the last 24 months of the Facility Lease Term (unless the Facility Lessee shall have exercised its option to renew the Facility Lease), no more than one inspection a year shall be conducted by any Lease Financing Party.

SECTION 13.  TERMINATION OPTION FOR BURDENSOME EVENTS

         SECTION 13.1. TERMINATION FOR ILLEGALITY. If, as a result of change in Requirements of Law, it shall have become illegal for the Facility Lessee to continue this Facility Lease or for the Facility Lessee to make payments under this Facility Lease or any other Operative Document, and the transactions contemplated by the Operative Documents cannot be restructured to comply with such change in law in a manner reasonably acceptable to the Lease Financing Parties, the Facility Lessee shall have the right, at its option, by giving notice to the Owner Lessor no later than twelve months after the date the Facility Lessee receives notice or first has actual knowledge of such illegality, to terminate this Facility Lease on the Termination Date specified in such notice (which shall be a date occurring not more than 60 days after the date of such notice) and purchase the Undivided Interest by paying to the Owner Lessor the Termination Value determined as of such Termination Date and paying to the Persons entitled thereto all other amounts required to be paid under
Section 13.3. It shall be a condition to the termination of this Facility Lease pursuant to this Section 13.1 that each Other Facility Lessee which is an Affiliate of the Facility Lessee, or is the Facility Lessee itself, shall also exercise its right to terminate any and all Other Facility Leases to which each such Facility Lessee is a party to the extent that the "Owner Lessor" with respect to such Other Facility Lease is the Owner Lessor itself or an Affiliate thereof and to the extent the Facility Lessee is then entitled to exercise such termination right under such Other Facility Leases.

         SECTION 13.2. TERMINATION FOR BURDENSOME INDEMNITY. If (i) one or more events outside the control of the Facility Lessee or its Affiliates shall have occurred which will, or could reasonably be expected to, give rise to an obligation by the Facility Lessee to pay or incur an indemnity obligation under
Section XIV of the Participation Agreement (except for tax indemnity obligations expected on the Closing Date to be incurred) or pursuant to the Tax Indemnity Agreement, (ii) such payment or indemnity obligation (and the underlying cost or tax) can be avoided in whole or in part if the Facility Lessee purchases the Undivided Interest and
(iii) the amount of such avoided payments, together with the amount of any indemnity payments made during the Burdensome Buyout Period that could have been avoided if the Facility had been purchased by the Facility Lessee would exceed (on a present value basis, discounted at the Discount Rate, compounded on an annual basis to the date of the termination) 2.5% of the Purchase Price (unless the Owner Participant has waived its right to indemnity payments in excess of 2.5% of the Purchase Price or arranged for its own account for the payment thereof), the Facility Lessee shall have the right, at its option, no later than 24 months after the date the Facility Lessee receives notice or actual knowledge of such event referred to in clause (i) above, to terminate this Facility Lease on the Termination Date specified in the notice provided pursuant to Section
13.1 (which shall be a date occurring not more than 60 days after the date of such notice), and purchase the Undivided Interest by paying to the Owner Lessor the Termination Value determined as of such Termination Date and paying to the Persons entitled thereto all other amounts required to be paid under Section
13.3. It shall be a condition to the termination of this Facility Lease pursuant to this Section 13.2 that each Other Facility Lessee which is an Affiliate of the Facility Lessee, or is the Facility Lessee itself, shall also exercise its right to terminate any and all Other Facility Leases to which each such Facility Lessee is a party to the extent that the "Owner Lessor" with respect to such Other Facility Lease is the Owner Lessor itself or an Affiliate thereof and to the extent the Facility Lessee is then entitled to exercise such termination right under such Other Facility Leases.

         SECTION 13.3. PROCEDURE FOR EXERCISE OF TERMINATION OPTION. If the Facility Lessee shall have exercised its option under Section 13.1 or 13.2 (each, a "BURDENSOME BUYOUT OPTION"), on the Termination Date specified in the Facility Lessee's notice of such exercise, the Facility Lessee shall pay the Termination Value to the Owner Lessor, and shall pay the following amounts to the Owner Lessor or the Person entitled thereto, without duplication, (a) all amounts of Basic Lease Rent or Renewal Lease Rent, as the case may be, due and payable on or prior to such Termination Date PLUS (b) all reasonable documented out-of-pocket costs and expenses incurred by the Lease Financing Parties, other than Affiliates of the Facility Lessee, in connection with the exercise of the Burdensome Buyout Option due and payable on or prior to the Termination Date PLUS (c) any other Rent payments under the Facility Lease due and unpaid on such Termination Date, including reimbursement of Incidental Costs under the Lessor Loan Agreement, under any other Operative Document. Concurrently with the payment of all sums specified in Section 13.1 or 13.2, as the case may be, and this Section 13.3, (1) Basic Lease Rent for the Undivided Interest shall cease to accrue, (2) the Facility Lessee shall cease to have any liability to the Owner Lessor with respect to the Undivided Interest, except for Supplemental Lease Rent and other obligations (including those under Sections 14.1 and 14.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (3) the Owner Lessor will in connection with a sale of the Facility pursuant to Section 13.1 or 13.2 transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessee and prepared and recorded at the Facility Lessee's expense), the Undivided Interest to the Facility Lessee (or its designee) on an "as is"and "where is" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and the Owner Participant's Liens, (4) this Facility Lease shall terminate and (5) the Owner Lessor shall deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepared, filed and recorded (if appropriate) at the cost and expense of the Facility Lessee. It shall be a condition of the termination of this Facility Lease pursuant to this Section 13 that the Facility Lessee shall pay all amounts it is obligated to pay under Section 13.1 or 13.2, as the case may be, and this Section 13.3 and all other amounts due by the Facility Lessee under this Facility Lease and the other Operative Documents. The Burdensome Buyout Option must be exercised within the 24 month period (the "BURDENSOME BUYOUT PERIOD") after actual knowledge by the Facility Lessee of the event or illegality, as the case may be, giving rise thereto, and if the Burdensome Buyout Option is not exercised within the Burdensome Buyout Period, the Facility Lessee shall be deemed to have irrevocably waived its right to exercise the Burdensome Buyout Option with respect to such event. If the Facility Lessee fails to consummate the Burdensome Buyout Option under this
Section 13 after giving notice of its intention to do so (other than in consequence of a failure of the Owner Lessor or Owner Participant to fulfill their obligations, if any, under Section 13), (i) the Facility Lease shall continue, (ii) such failure to consummate shall not constitute a default under the Facility Lease, and (iii) the Facility Lessee will lose its right to terminate this Facility Lease pursuant to this Section 13.3 as a result of the event or condition giving rise to such Burdensome Buyout Option during the remainder of the Facility Lease Term. The Facility Lessee hereby acknowledges the Lien of the Lessor Security Documents and agrees for the benefit of the Holder Representative that any transfer effected pursuant to this Section 13.3 will be subject to said Lien unless the same has been released or discharged in accordance with the terms of the Lessor Security Documents.

         SECTION 13.4. ASSUMPTION OF THE LESSOR NOTES; SPECIAL LESSEE TRANSFERS.

                  (a) Notwithstanding the foregoing provisions of Section 13.3 to the contrary, at the option of the Facility Lessee, if (i) the Facility Lessee shall have executed and delivered an assumption agreement to assume the Lessor Notes as permitted by and in accordance with Section 2.13 of the Lessor Loan Agreement, (ii) all other conditions contained in such Section 2.13 of the Lessor Loan Agreement shall have been satisfied, (iii) no Lease Event of Default shall have occurred and be continuing and shall not be cured by such assumption,
(iv) the Facility Lessee shall remain liable under the Facility Lease to pay Basic Lease Rent and to make other payments under the Facility Lease in full and
(v) the Facility Lessee shall purchase the Facility pursuant to Section 13.1 or 13.2, as the case may be, then, the obligation of the Facility Lessee to pay Termination Value shall be reduced by the outstanding principal amount of the Lessor Notes so assumed by the Facility Lessee; PROVIDED, HOWEVER, for so long as the Lessor Notes are outstanding, if the Facility Lessee shall have chosen to assume the Lessor Notes pursuant to this
Section 13.4(a), the Facility Lessee (or its designee) shall acquire the Undivided Interest from the Owner Lessor subject to the Lien of the Lessor Security Documents.

                  (b) Notwithstanding the foregoing provisions of Sections 13.3 to the contrary, in the case of a Burdensome Buyout Event, the Facility Lessee (or its designee) so long as the Facility Lessee shall remain liable under the Facility Lease to pay Basic Lease Rent and all other payments hereunder in full, and in all respects in accordance with Section 19 of the Participation Agreement, may purchase the Owner Participant's Beneficial Interest or all of the outstanding membership interests in the Owner Participant, in lieu of purchasing the Undivided Interest pursuant to Sections 13.1 and 13.2, and keep the Facility Lease (and Lessor Loan) in place.

SECTION 14.  TERMINATION FOR OBSOLESCENCE

         SECTION 14.1. TERMINATION. Upon at least six months' prior written notice to the Owner Lessor, (which notice shall be accompanied by a certification by the board of directors of Midwest as to one or more of the matters described in clauses (a) and (b) below), the Facility Lessee shall have the option, so long as no Material Lease Default or Lease Event of Default shall have occurred and be continuing on the date of such notice or the proposed Obsolescence Termination Date (as defined below), to terminate this Facility Lease on any Termination Date occurring on or after the seventh anniversary of the Closing Date and not less than 180 days after such notice (the date of termination selected by the Facility Lessee being the "OBSOLESCENCE TERMINATION DATE") which proposed Obsolescence Termination Date shall be set forth in the notice, on the terms and conditions set forth in this Section 14, if (a) the Facility is economically or technologically obsolete as a result of (i) a change in Requirements of Law, regulation or tariff of general application or imposition by the FERC or any other Governmental Entity having or claiming jurisdiction over the Facility Lessee or the Facility of any conditions or requirements (including, without limitation, requiring significant capital improvements to the Facility) relating to the availability, continued effectiveness or renewal of any license or permit required for the operation or ownership of the Facility, or (ii) as a result of any change in the markets for the wholesale purchase and/or sale of energy or any material abrogation of power purchase agreements; (b) an event has occurred that, in the Facility Lessee's good faith judgment, will cause the Facility to become obsolete; or (c) the Facility is surplus to the Facility Lessee's needs or is no longer useful in its trade or business. It shall be a condition to the termination of this Facility Lease pursuant to this Section 14.1 that each Other Facility Lessee which is an Affiliate of the Facility Lessee, or is the Facility Lessee itself, shall also exercise its right to terminate any and all Other Facility Leases to which such Facility Lessee is a party to the extent that the "Owner Lessor" with respect to such Other Facility Lease is the Owner Lessor itself or an

Affiliate thereof and to the extent the Facility Lessee is then entitled to exercise such termination right under such Other Facility Leases.

         SECTION 14.2. SOLICITATION OF OFFERS. If the Facility Lessee shall give the Owner Lessor notice pursuant to Section 14.1 and the Owner Lessor shall not have elected to retain the Undivided Interest pursuant to Section 14.3 hereof, the Facility Lessee shall (i) as non-exclusive agent for the Owner Lessor, use commercially reasonable efforts to obtain bids from third parties unaffiliated with the Facility Lessee and sell the Owner Lessor's Interest on the Obsolescence Termination Date and (ii) covenant that it will not sell the Owner Lessor's Interest to any third party with whom the Facility Lessee or an Affiliate thereof has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee, the Facility Sublessee or any Affiliate thereof after the termination of this Facility Lease. All of the proceeds of any such sale will be for the account of the Owner Lessor; PROVIDED that, so long as the Lessor Notes are outstanding, the proceeds of such sale shall be paid directly to the Holder Representative.

         SECTION 14.3. RIGHT OF OWNER LESSOR TO RETAIN THE UNDIVIDED INTEREST. The Owner Lessor may irrevocably elect to retain, rather than sell, the Undivided Interest by giving notice to the Facility Lessee at least 90 days prior to the Obsolescence Termination Date. If the Owner Lessor elects to retain the Undivided Interest pursuant to this Section 14.3, on the Obsolescence Termination Date the Facility Lessee shall pay to the Owner Lessor (i) any Basic Lease Rent or Renewal Lease Rent, as the case may be, payable on the Obsolescence Termination Date, PLUS (ii) the amount set forth under the column headed "Excess of the Cumulative Allocated 467 Fixed Rent and Interest on 467 Fixed Rent over Basic Lease Rent Paid" set forth in Schedule 2 for such Obsolescence Termination Dates (provided that the amount, if any, set forth in Schedule 2 under the column headed "Excess of Basic Lease Rent Paid over the Cumulative Allocated 467 Fixed Rent and Interest on 467 Fixed Rent" shall be credited against the amount payable under this Section 14.3 and any excess payable under this Section 14.3 after such crediting shall be payable by the Owner Lessor to the Facility Lessee), PLUS (iii) all reasonable documented out-of-pocket costs and expenses incurred in connection with exercise by the Owner Lessor of the termination option pursuant to this Section 14 by the other Lease Financing Parties (but excluding the fees and costs of any broker unless engaged by the Facility Lessee on behalf of the Owner Lessor), PLUS (iv) any other Rent payments under the Facility Lease due and unpaid on the Obsolescence Termination Date, including the reimbursement of Incidental Costs under the Lessor Loan Agreement, but not including the outstanding amount of the Lessor Loan on such date, under any other Operative Document. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.3, (i) Basic Lease Rent for the Undivided Interest shall cease to accrue, (ii) the Facility Lessee shall cease to have any liability hereunder or any other Operative Document with respect to the Undivided Interest, except for Supplemental Lease Rent and other obligations (including, without limitation, those under Sections

14.1 and 14.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Owner Lessor shall pay all outstanding principal and accrued interest on the Lessor Notes and all other amounts due under the Lessor Loan Agreement, including reimbursement of Incidental Costs under the Lessor Loan Agreement, (iv) the Facility Lessee will return the Undivided Interest to the Owner Lessor in accordance with Section 5.1, (v) this Facility Lease shall terminate and (vi) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Lessee. It shall be a condition precedent to the termination of this Facility Lease pursuant to this Section 14.3, that the Owner Lessor and the Facility Lessee shall each pay all amounts that each is obligated to pay under this Section 14.3.

         SECTION 14.4. PROCEDURE FOR EXERCISE OF TERMINATION OPTION. If the Owner Lessor has not elected to retain the Undivided Interest in accordance with
Section 14.3 hereof, on the Obsolescence Termination Date the Owner Lessor shall sell the Owner Lessor's Undivided Interest under this Section 14.4 and its interest in the Ground Interest under Section 6 of the Facility Site Lease,
Section 6 of the Facility Site Sublease and Section 6 of the Facility Site Sub-Sublease to the bidder or bidders (which shall not be the Facility Lessee, any Affiliate thereof or any third party with whom the Facility Lessee or an Affiliate thereof has an arrangement to use or operate the Facility to generate power for the benefit of the Facility Lessee, the Facility Sublessee or any Affiliate after the termination of this Facility Lease), that shall have submitted the highest cash bid or bids with respect to the Owner Lessor's Interest. On the Obsolescence Termination Date, the Facility Lessee shall pay to the Owner Lessor (a) the excess, if any, of Termination Value determined as of such Obsoles cence Termination Date over the proceeds of the sale of the Undivided Interest paid to or retained by the Owner Lessor in connection with such sale, PLUS (b) if such Obsolescence Termination Date shall be a Rent Payment Date, any Basic Lease Rent or Renewal Lease Rent due and payable on such Rent Payment Date, PLUS (c) all reasonable out-of-pocket costs and expenses of the Lease Financing Parties (excluding the fees and costs of any broker unless engaged by the Facility Lessee on the Owners Lessor's behalf) incurred in connection with the exercise of the termination option pursuant to this Section 14 due and payable on such Obsolescence Termination Date, PLUS (d) any other Rent payments under the Facility Lease due and unpaid on the Obsolescence Termination Date, including reimbursement of the Owner Lessor for Incidental Costs with respect to the Lessor Notes. If the proceeds from the sale of the Owner Lessor's Interest paid to or retained by the Owner Lessor exceeds the Termination Value as determined as of the Obsolescence Termination Date, the Owner Lessor shall reimburse the Facility Lessee for the amount of the Termination Value paid by the Facility Lessee, if any. Concurrently with the payment of all sums required to be paid pursuant to this Section 14.4, (i) Basic Lease Rent for the Undivided Interest shall cease to accrue, (ii) the Facility Lessee shall cease to have any liability hereunder to the Owner Lessor with respect to the Undivided Interest, except for Supplemental Lease Rent and other obligations (including Sections
14.1 and 14.2 of the Participation Agreement) surviving pursuant to the express terms of any Operative Document, (iii) the Owner Lessor will transfer (by an appropriate instrument of transfer in form and substance reasonably satisfactory to the Owner Lessor and prepared and recorded at the Facility Lessee's expense) the Owner Lessor's Interest under this Section 14.4, to the purchaser on an "as is" and "where is" basis, without representations or warranties other than a warranty as to the absence of Owner Lessor's Liens and Owner Participant's Liens, (iv) this Facility Lease shall terminate and (v) the Owner Lessor shall execute and deliver appropriate releases and other documents or instruments necessary or desirable to effect the foregoing, all to be prepaid, filed and recorded (if appropriate) at the cost and expense of the Facility Lessee. The Facility Lessee may, at its election, revoke its notice of termination on at least 30 days' prior notice to the Owner Lessor, in which event this Facility Lease shall continue with respect to the Undivided Interest; PROVIDED, HOWEVER, that the Facility Lessee shall not be permitted to reissue a notice to terminate pursuant to Section 14.1 more than once in any five year period. The Owner Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Facility Lessee to obtain bids or otherwise take any action in arranging any such sale of the Owner Lessor's Interest other than, if the Owner Lessor has not elected to retain the Undivided Interest, to transfer the Owner Lessor's Interest in accordance with clause (iv) of the second preceding sentence. It shall be a condition of the Owner Lessor's obligation to consummate a sale of the Owner Lessor's Interest that the Facility Lessee shall pay all amounts it is obligated to pay under this Section 14.4. If no sale shall occur on the Obsolescence Termination Date, the notice of termination shall be deemed revoked and this Facility Lease shall continue as to the Undivided Interest in full force and effect in accordance with its terms (without prejudice to the Facility Lessee's right to exercise its rights under this Section 14). It shall be a condition to the termination of this Facility Lease pursuant to this Section
14.4 that each Other Facility Lessee which is an Affiliate of the Facility Lessee, or is the Facility Lessee itself, shall also exercise its right to terminate any and all Other Facility Leases to which each such Facility Lessee is a party to the extent that the "Owner Lessor" with respect to such Other Facility Lease is the Owner Lessor itself or an Affiliate thereof and to the extent the Facility Lessee is then entitled to exercise such termination right under such Other Facility Leases. The Facility Lessee hereby acknowledges the Lien of the Lessor Security Documents and agrees for the benefit of the Holder Representative that any transfer effected pursuant to this Section 14.4 will be subject to said Lien unless the same has been released or discharged in accordance with the terms of the Lessor Security Documents.

SECTION 15.  LEASE RENEWAL

         SECTION 15.1. WINTERGREEN RENEWAL LEASE TERMS.

                  (a) Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the Basic Lease Term, so long as no Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this Section 15.1(a) and no Lease Event of Default or Material Lease Default shall have occurred and be continuing on the date the lease renewal proposed pursuant to this Section 15.1(a) is to commence, the Facility Lessee may deliver to the Owner Lessor a notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing a FMV Renewal Lease Term under Section 15.2) of the Facility Lessee's interest in renewing this Facility Lease at the end of the Basic Lease Term for a term (the "FIRST WINTERGREEN RENEWAL LEASE TERM") selected by the Facility Lessee, which term shall satisfy the following criteria: (i) on the last date of such proposed First Wintergreen Renewal Lease Term, the estimated Fair Market Sales Value of the Facility shall be no less than 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date) and (ii) the aggregate of the proposed First Wintergreen Renewal Lease Term and the Basic Lease Term shall be no greater than 80% of the estimated remaining useful life of the Facility, measured from the Closing Date and both (i) and (ii) determined not more than 36 months prior to the expiration of the Basic Lease Term by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The Facility Lessee may withdraw any notice given in accordance with this Section 15.1(a) by written notice of such withdrawal to the Owner Lessor, on or prior to the date which is 18 months before the commencement of the proposed First Wintergreen Renewal Lease Term and if such notice is not so withdrawn, the Facility Lessee shall be deemed to have irrevocably elected to renew the Facility Lease for the First Wintergreen Renewal Term. It shall be a condition to the renewal of this Facility Lease pursuant to this Section 15.1(a) that each Other Facility Lessee shall also exercise its rights to renew any and all Other Facility Leases to which such Other Facility Lessee is a party.

                  (b) Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the First Wintergreen Renewal Term, so long as no Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this Section 15.1(b) and no Lease Event of Default or Material Lease Default shall have occurred and be continuing on the date the lease renewal proposed pursuant to this Section 15.1(b) is to commence, the Facility Lessee may deliver to the Owner Lessor a notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing a FMV Renewal Lease Term under Section 15.2) of the Facility Lessee's interest in renewing this Facility Lease at the end of the First Wintergreen Renewal Lease Term for a term (the "SECOND WINTERGREEN RENEWAL LEASE TERM") selected by the Facility Lessee, which term shall satisfy the following criteria: (i) on the last date of such proposed Second Wintergreen Renewal Lease Term, the estimated Fair Market Sales Value of the Facility shall be no less than 20% of the Purchase Price (without taking into account inflation or deflation subsequent to the Closing Date) and (ii) the aggregate of the proposed Second Wintergreen Renewal Lease Term, the First Wintergreen Renewal Lease Term and the Basic Lease Term shall be no greater than 80% of the estimated remaining useful life of the Facility, measured from the Closing Date and both (i) and (ii) determined not more than 36 months prior to the expiration of the First Wintergreen Renewal Lease Term by an Independent Appraiser selected by the Facility Lessee and reasonably acceptable to the Owner Lessor. The Facility Lessee may withdraw any notice given in accordance with this Section 15.1(b) by written notice of such withdrawal to the Owner Lessor on or prior to 18 months before commencement of the proposed Second Wintergreen Renewal Lease Term and if such notice is not so withdrawn, the Facility Lessee shall be deemed to have irrevocably elected to renew the Facility Lease for the Second Wintergreen Renewal Term. It shall be a condition to the renewal of this Facility Lease pursuant to this Section 15.1(b) that each Other Facility Lessee shall also exercise its right to renew any and all Other Facility Leases to which each such Other Facility Lessee is a party.

         SECTION 15.2. FAIR MARKET VALUE RENEWAL LEASE TERMS. Not earlier than 42 months prior to, but not less than 18 months prior to, the expiration of the Basic Lease Term or any Renewal Lease Term, so long as no Lease Event of Default shall have occurred and be continuing on the date any notice is given pursuant to this Section 15.2 and no Lease Event of Default or Material Lease Default shall have occurred and be continuing on the date the lease renewal proposed pursuant to this Section 15.2 is to commence, the Facility Lessee may deliver to the Owner Lessor notice (which notice may be in addition to a notice of the Facility Lessee's interest in electing the First Wintergreen Renewal Lease Term or the Second Wintergreen Renewal Lease Term) of the Facility Lessee's interest in renewing this Facility Lease for a term (each such term, a "FMV RENEWAL LEASE TERM") commencing upon expiration of the Basic Lease Term or the Renewal Lease Term otherwise expiring and extending for no less than two years and no more than five years; PROVIDED that, unless such FMV Renewal Lease Term extends to the end of the useful life of the Facility, no Renewal Lease Term shall extend beyond the date that is 36 months prior to the end of the useful life of the Facility (as set forth in the most recent of the Closing Date Appraisal, the appraisal obtained by the Facility Lessee in connection with the determination of the First Wintergreen Renewal Lease Term and the appraisal obtained by the Facility Lessee in connection with the determination of the Second Wintergreen Renewal Lease Term). The Facility Lessee may withdraw any notice given in accordance with this Section 15.2 by written notice of such withdrawal to the Owner Lessor and if such notice is not so withdrawn, the Facility Lessee shall be deemed to have irrevocably elected to renew the Facility Lease for the FMV Renewal Term. It shall be a condition to the renewal of this Facility Lease pursuant to this Section 15.2 that each Other Facility Lease shall be renewed.

         SECTION 15.3. BASIC LEASE RENT AND TERMINATION VALUE FOR RENEWAL TERM. During each Renewal Lease Term, Renewal Lease Rent shall be paid on the Rent Payment Dates. The installment of Renewal Lease Rent payable on each such Rent Payment Date during the First Wintergreen Renewal Lease Term and the Second Wintergreen Renewal Lease Term shall be equal to the lesser of (i) the Fair Market Rental Value of the Undivided Interest determined not more than 36 months prior to the expiration of the Basic Lease Term, in case of rent payable during the First Wintergreen Renewal Term, or the First Wintergreen Renewal Lease Term, in the case of rent payable during the Second Wintergreen Renewal Term, and (ii) 50% of the average Basic Lease Rent payable with respect to the Basic Lease Term. Renewal Lease Rent payable on each Rent Payment Date during any FMV Renewal Lease Term for the Undivided Interest shall be equal to the Fair Market Rental Value of the Undivided Interest determined not more than 36 months before the commencement of such FMV Renewal Lease Term.

         SECTION 15.4. DETERMINATION OF FAIR MARKET RENTAL VALUE. The Fair Market Rental Value of the Undivided Interest as of the commencement of any Renewal Lease Term shall be determined by agreement of the Owner Lessor and the Facility Lessee within six months after receipt by the Owner Lessor of the notice from the Facility Lessee of its election to renew pursuant to Section
15.1 or 15.2 (but not more than 36 months before the commencement of such Renewal Lease Term) or, if they shall fail to agree within such six month period, shall be determined by an appraisal conducted by an Independent Appraiser according to the Appraisal Procedure. The Facility Lessee shall be responsible for such Independent Appraiser's fees and expenses.

SECTION 16.  EVENTS OF DEFAULT

         Each of the following events shall constitute a "LEASE EVENT OF DEFAULT" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

                  (a) the Facility Lessee shall fail to make any payment of Basic Lease Rent, Renewal Lease Rent, Incidental Costs payable as Supplemental Lease Rent, Termination Value or other costs (but in no event interest or principal), fees and expenses associated with the Lessor Notes (other than costs, fees and expenses in respect of the Lessor Notes incurred as a result of the Lessor Loan Event of Default which is not a Lease Event of Default) when due, and such failure shall continue unremedied for five (5) Business Days; or

                  (b) the Facility Lessee shall fail to make any other payment under this Facility Lease, or under any other Operative Document (other than Excepted Payments, unless the Owner Participant shall have declared a default with respect thereto) when due, and such failure shall have continued unremedied for 30 days after receipt by the Facility Lessee of written notice of such failure; or

                  (c) the Facility Lessee or Facility Sublessee shall fail to maintain insurance in the amounts and on the terms set forth in the Operative Documents, including Section 11 hereof, and such failure shall continue unremedied for 10 Business Days after receipt by the Facility Lessee of written notice thereof; or

                  (d) the Facility Lessee, Facility Sublessee, or Holdings, shall fail to perform or observe any other material covenant set forth in this Facility Lease or any other covenant set forth in the Participation Agreement (other than the covenant set forth in Section 5.9 of the Participation Agreement) or in any other Operative Document and such failure shall continue unremedied for 30 days after receipt by the Facility Lessee of written notice thereof; PROVIDED, HOWEVER, that if such failure cannot be remedied within such 30-day period, then the period within which to remedy such failure shall be extended up to an additional 180 days, so long as the Facility Lessee diligently pursues such remedy, such failure is reasonably capable of being remedied within such additional 180-day period and the continuation of such failure during the period of such extension would not have a Material Adverse Effect on the Facility Lessee, Facility Sublessee or Holdings, as the case may be; PROVIDED, FURTHER, that in the case of the Facility Lessee's obligation set forth in clause (b) of Section 7.1, to the extent and for so long as a test, challenge, appeal or proceeding to review with respect to such non-compliance shall be prosecuted in good faith by the Facility Lessee, the failure by the Facility Lessee to comply with the requirements thereof shall not constitute a Lease Event of Default if such test, challenge, appeal or proceeding shall not involve
(i) a risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, the Facility or any part thereof or of impairment of the use, operation or maintenance of the Facility, or (ii) a risk of criminal liability being incurred by, or of a material adverse effect on the interests of, the Lender, the Funding LLC Notes, the Owner Lessor, the Owner Participant, the Facility Lessee or the Facility Sublessee (or any Affiliate thereof), including, without limitation, subjecting any such person (except the Facility Sublessee) to regulation as a public utility under Requirements of Law; and PROVIDED, FURTHER, also in the case of the Facility Lessee's obligation set forth in clause (b) of Section 7.1, if such noncompliance is not a type that can be immediately remedied, the failure to comply shall not be a Lease Event of Default if the Facility Lessee is taking all reasonable action to remedy such noncompliance and if, but only if, such noncompliance shall not involve any danger described in clause (i) or
(ii) of the preceding proviso; and PROVIDED, FURTHER, such noncompliance, or such test, challenge, appeal or proceeding to review with respect to such noncompliance shall not extend beyond the date that is

36 months prior to the scheduled expiration of the Basic Lease Term or any Renewal Lease Term then in effect or already elected by the Facility Lessee; or

                  (e) any representation or warranty of the Facility Lessee, Facility Sublessee or Holdings set forth in the Operative Documents (other than a Tax Representation set forth in of the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect when made and the facts or circumstances upon which such breach of representation or warranty is based continue to be material and unremedied for a period of 30 days after receipt by the Facility Lessee of written notice thereof; PROVIDED, HOWEVER, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional 60 days, so long as the Facility Lessee diligently pursues such remedy, such condition is reasonably capable of being remedied within such additional 60-day period and the continuation of such condition during the period of such extension would not have a Material Adverse Effect on the Facility Lessee, Facility Sublessee or Holdings, as the case may be; or

                  (f) any of the Facility Lessee, the Facility Sublessee or Holdings shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors; or

                  (g) an involuntary case or other proceeding shall be commenced against any of the Facility Lessee, the Facility Sublessee or Holdings, seeking
(i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of either of the Facility Lessee, the Facility Sublessee or Holdings, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

                  (h) default under any bond, debenture, note or other evidence of Indebtedness (but excluding obligations arising under the Operative Documents and non-recourse Indebtedness) for money borrowed by the Facility Lessee, the Facility Sublessee or Holdings under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Facility Lessee, the Facility Sublessee or Holdings, respectively, whether such indebtedness now exists or shall hereafter be created, which Indebtedness is in an aggregate principal amount exceeding (i) $20,000,000 so long as the Funding LLC Notes are outstanding and so long as no Lessor Note or Lessor Notes (or participation interests therein) shall have been assigned or otherwise transferred to the APA Purchasers pursuant to Section 18(n) of the APA and remain outstanding, and (ii) $50,000,000 at all other times and which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

                  (i) failure by the Facility Lessee to comply in all material respects with the restrictions on transfer imposed on it by Section 22.4 herein; or

                  (j) any of the Operative Documents (including the Security Documents) to which the Facility Lessee, Midwest or Holdings is a party are declared unenforceable, are terminated, cease to be in full force and effect or fail to constitute valid and perfected first priority security interests (in each case, other than in accordance with their terms) or the Facility Lessee, Midwest or Holdings fails to comply with their respective obligations under Sections 5.8, 7.6 and 9.5 of the Participation Agreement; or

                  (k) so long as the Funding LLC Notes are outstanding and so long as no Lessor Note or Lessor Notes (or participation interests therein) shall have been assigned or otherwise transferred to the APA Purchasers pursuant to Section 18(n) of the APA and remain outstanding, EME shall cease to own, directly or indirectly, 50% of the economic equity interests in Midwest free and clear of Liens except Permitted Liens or cease to maintain equivalent voting control of Midwest, or EME shall cease, directly or through a Subsidiary, to be in control of the operations of Midwest's power plants; or

                  (l) so long as the Funding LLC Notes are outstanding and so long as no Lessor Note or Lessor Notes (or participation interests therein) shall have been assigned or otherwise transferred to the APA Purchasers pursuant to Section 18(n) of the APA and remain outstanding, MGE shall cease to own, directly or indirectly, 50% of the voting and economic equity interests in Holdings free and clear of Liens except Liens under the Holdings Credit Documentation or cease to maintain equivalent voting control of Holdings, or MGE shall cease, directly or through a Subsidiary, to be in control of the operations of Midwest's power plants; or

                  (m) so long as the Funding LLC Notes are outstanding and so long as no Lessor Note or Lessor Notes (or participation interests therein) shall have been assigned or otherwise transferred to the APA Purchasers pursuant to Section 18(n) of the APA and remain outstanding, MGE shall cease to own, directly or indirectly,

100% of the economic membership or equity interests in the Facility Lessee, as the case may be, free and clear of Liens except Liens under the Holdings Credit Docu mentation or cease to maintain equivalent voting control of the Facility Lessee; or

                  (n) occurrence of a Regulatory Violation with respect to the Facility Lessee, the Facility Sublessee or Holdings; or

                  (o) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by Holdings under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Holdings, respectively, whether such indebtedness now exists or shall hereafter be created, which Indebtedness is (i) in an aggregate principal amount exceeding (x) $20,000,000 so long as the Funding LLC Notes are outstanding and so long as no Lessor Note or Lessor Notes (or participation interests therein) shall have been assigned or otherwise transferred to the APA Purchasers pursuant to Section 18(n) of the APA and remain outstanding, and (y) $50,000,000 at all other times, and such default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (ii) in any amount incurred in respect of the Tranche C Loans and such default shall have resulted in a termination of commitments in respect thereof or in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such Indebtedness having been discharged or such acceleration or termination, as the case may be, having been rescinded or annulled; or

                  (p) (i) any Reportable Event shall occur; (ii) there shall be initiated any action by the Facility Lessee, the Facility Sublessee or any member of the Controlled Group to terminate a Plan; (iii) there shall be initiated proceedings by the PBGC under Section 4042 of ERISA to terminate a Plan or to appoint a trustee to administer a Plan; (iv) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), unless waived; (v) the imposition upon the Facility Lessee, the Facility Sublessee or any member of the Controlled Group or any Plan fiduciary of a material liability resulting from either the engagement by any such party in a transaction prohibited under Section 4975 of the Code or Section 406 of ERISA or any other violation of Title I of ERISA; (vi) the Facility Lessee, the Facility Sublessee or any member of the Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan, which, with respect to clauses (i) through (vi) above, results in a liability, individually or in the aggregate, of at least $20,000,000; or

                  (q) judgments or orders for the payment of money against the Facility Lessee, the Facility Sublessee or Holdings, which judgments or orders, as the case may be, are in excess of (x) $20,000,000 in the aggregate so long as the Funding LLC Notes are outstanding and so long as no Lessor Note or Lessor Notes

(or participation interests therein) shall have been assigned or otherwise transferred to the APA Purchasers pursuant to Section 18(n) of the APA and remain outstanding, and (y) $50,000,000 in the aggregate at all other times (in both situations taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) and which are not vacated, discharged or effectively stayed or bonded within 60 days from the entry thereof; or

                  (r) Holdings shall cease to own, directly or indirectly, 100% of the economic equity interest in Midwest free and clear of Liens except Permitted Liens or cease to maintain equivalent voting control of Midwest; or

                  (s) a Sublease Event of Default shall occur and be continuing; or

                  (t) Midwest shall fail to comply with the covenant set forth in Section 5.9 of the Participation Agreement, PROVIDED, HOWEVER, that the Facility Lessee can remedy such failure by making a payment in the amount of $3, 870,000 in accordance with the provisions of Section 3.5 hereof ("CONTINGENT PREPAID RENT") to be credited against the last installment of the Basic Lease Rent.

SECTION 17.  REMEDIES

         SECTION 17.1. REMEDIES FOR LEASE EVENT OF DEFAULT. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare this Facility Lease to be in default by written notice to the Facility Lessee; and at any time thereafter, so long as the Facility Lessee shall not have remedied all outstanding Lease Events of Default, the Owner Lessor may do one or more of the following as the Owner Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory Requirements of Law then in effect:

                  (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Facility Lessee of the applicable covenants and terms of this Facility Lease or to recover damages for breach thereof;

                  (b) by notice in writing to the Facility Lessee, terminate this Facility Lease whereupon all right of the Facility Lessee to the possession and use of the Undivided Interest under this Facility Lease shall absolutely cease and terminate but the Facility Lessee shall remain liable as hereinafter provided; and thereupon, the Owner Lessor may demand that the Facility Lessee, and the Facility Lessee shall, upon written demand of the Owner Lessor , forthwith return possession of the Undivided Interest to the Owner Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 5, except those provisions relating to periods of notice; and the Owner Lessor may thenceforth hold, possess and enjoy the same free from any right of the Facility Lessee, or its successor or assigns, to use the Undivided Interest for any purpose whatever;

                  (c) sell the Owner Lessor's Interest at public or private sale, as the Owner Lessor may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if the Owner Lessor elects to exercise its rights under said paragraph and by Requirements of Law), in which event the Facility Lessee's obligation to pay Basic Lease Rent hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Lease Rent is to be included in computations under paragraph
(f) below if the Owner Lessor elects to exercise its rights under said paragraph);

                  (d) hold, keep idle or lease to others the Owner Lessor's Interest as the Owner Lessor in its sole discretion may determine, free and clear of any rights of the Facility Lessee under this Facility Lease and without any duty to account to the Facility Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that the Facility Lessee's obligation to pay Basic Lease Rent with respect to the Undivided Interest due for any periods subsequent to the date upon which the Facility Lessee shall have been deprived of possession and use of the Undivided Interest pursuant to this Section 17 shall be reduced by the net proceeds, if any, received by the Owner Lessor from leasing the Undivided Interest to any Person other than the Facility Lessee;

                  (e) whether or not the Owner Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (b) above with respect to the Undivided Interest, the Owner Lessor, by written notice to the Facility Lessee specifying a Termination Date that shall be not earlier than 10 days after the date of such notice, may demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, on the Termination Date specified in such notice, any unpaid Basic Lease Rent due before such Termination Date and, if such Termination Date shall be a Rent Payment Date, any Basic Lease Rent due and payable on such Rent Payment Date, any Supplemental Lease Rent due and unpaid as of the payment date specified in such notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Lease Rent due after the Termination Date specified in such notice), (i) an amount equal to the excess, if any, of the Termination Value computed as of the Termination Date specified in such notice over the Fair Market Sales Value of the Owner Lessor's Interest as of the Termination Date specified in such notice; or (ii) an amount equal to the excess, if any, of Termination Value computed as of the Termination Date specified in such notice over the Fair Market Rental Value of the Owner Lessor's Interest until the end of the Basic Lease Term or the then current Renewal Lease Term, after discounting such Fair Market Rental Value quarterly to present value as of the Termination Date specified in such notice at a rate equal to the Discount Rate; or (iii) an amount equal to the Termination Value computed as of the Termination Date specified in such notice and, upon payment of such Termination Value by the Facility Lessee pursuant to this clause (iii) and all other Rent then due and unpaid by the Facility Lessee, the Owner Lessor will forthwith transfer to the Facility Lessee (or its designee) in accordance with this
Section 17.1(e) and Section 6 of the Facility Site Lease on an "as is", "where is" and "with all faults" basis, without representation or warranty other than a warranty as to the absence of Owner Lessor's Liens accompanied by a warranty of the Owner Participant as to the absence of the Owner Participant's Liens, all of its interest in the Owner Lessor's Interest and execute, acknowledge and deliver, and record and file (as appropriate), appropriate releases, including a release from the Lien of the Security Documents, and all other documents or instructions necessary or desirable to effect the foregoing all in form and substance reasonably satisfactory to the Owner Lessor and at the cost and expense of the Facility Lessee, and upon payment of such amounts under either clauses (i) and (ii) of this paragraph (e), this Facility Lease, and the Facility Lessee's obligation to pay Basic Lease Rent hereunder due for any periods subsequent to the date of such payment shall terminate; and

                  (f) if the Owner Lessor shall have sold the Owner Lessor's Interest pursuant to paragraph (c) above, the Owner Lessor may, if it shall so elect, demand that the Facility Lessee pay to the Owner Lessor, and the Facility Lessee shall pay to the Owner Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Lease Rent due for any periods subsequent to the date of such sale), an amount equal to (A) any unpaid Basic Lease Rent due before the date of such sale PLUS (B) if that date is a Rent Payment Date, the Basic Lease Rent due on that date, PLUS (C) the amount, if any, by which the Termination Value computed as of the Termination Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date or a Termination Date then computed as of such date, exceeds the net proceeds of such sale, and, upon payment of such amount, this Facility Lease and the Facility Lessee's obligation to pay Basic Lease Rent for any periods subsequent to the date of such payment shall terminate.

         In addition, the Facility Lessee shall be liable, except as otherwise provided above, for (i) any and all unpaid Basic Lease Rent due hereunder before, or during the exercise of any of the foregoing remedies, (ii) the amount of any Incidental Costs payable under Section 2.15 of the Lessor Loan Agreement, and (iii) on an After-Tax Basis, for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of the Owner Lessor's remedies with respect thereto, including the repayment in full of any costs and expenses necessary to be expended in connection with the return of the Undivided Interest in accordance with Section
5.2 hereof, including, without limitation, any costs and expenses incurred by the Owner Lessor, the Owner Participant, the Holder Representative and other Lease Financing Parties in connection with retaking constructive possession of, or in repairing, the Undivided Interest in order to cause it to be in compliance with all maintenance standards imposed by this Facility Lease.

         SECTION 17.2. CUMULATIVE REMEDIES. The remedies in this Facility Lease provided in favor of the Owner Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity; and the exercise or beginning of exercise by the Owner Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Owner Lessor of any or all of such other remedies. To the extent permitted by Requirements of Law, the Facility Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Owner Lessor to sell, lease or otherwise use the Undivided Interest or any Component thereof in mitigation of Owner Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of Owner Lessor's rights and remedies in this Section 17.

         SECTION 17.3. NO DELAY OR OMISSION TO BE CONSTRUED AS WAIVER. No delay or omission to exercise any right, power or remedy accruing to the Owner Lessor upon any breach or default by the Facility Lessee under this Facility Lease shall impair any such right, power or remedy of the Owner Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

SECTION 18.  SECURITY INTEREST AND INVESTMENT OF SECURITY FUNDS

         Any moneys received by the Owner Lessor or the Holder Representative pursuant to Section 10.3, 10.5 or 11.7 shall, until paid to the Facility Lessee as provided in accordance with such Sections, be held by the Owner Lessor or the Holder Representative, as the case may be, as security for the Facility Lessee's obligations under this Facility Lease and be invested in Permitted Investments by the Owner Lessor or the Holder Representative, as the case may be, at the sole risk of the Facility Lessee, from time to time as directed in writing by the Facility Lessee if such investments are reasonably available for purchase. Any gain (including interest received) realized as the result of any such Permitted Investment (net of any fees, commissions, taxes and other expenses, if any, incurred in connection with such Permitted Investment) shall be applied or remitted to the Facility Lessee in the same manner as the principal invested.

SECTION 19.  RIGHT TO SUBLEASE

         SECTION 19.1. SUBLEASE TO MIDWEST. Except as provided in Section 19.2, the Facility Lessee shall not assign, transfer or sublease all or any portion of its rights in the Owner Lessor's Undivided Interest under this Facility Lease, except that the Facility Lessee shall have the right to sublease the Undivided Interest without the consent of any Lease Financing Party to Midwest, upon the terms and subject to the conditions set forth in the Facility Sublease. The parties hereto acknowledge and consent to the Facility Sublease, and nothing contained in this Section 19 shall limit the terms or the effect of or render the Facility Sublease to Midwest ineffective.

         SECTION 19.2. OTHER SUBLEASE. In the event the Facility Sublease is terminated, pursuant to the provisions of the Operative Documents, the Facility Lessee shall have the right to sublease the Undivided Interest without the consent of any other Lease Financing Party if:

                  (a) the Midwest Lease Guarantee remains in full force and effect;

                  (b) the sublessee (i) is a solvent corporation, partnership, business trust, limited liability company or other entity (but not individuals) not subject to bankruptcy proceedings, (ii) is not involved in material litigation with the Owner Participant, and (iii) is, or its operating, maintenance and use obligations under the sublease are guaranteed by, or such obligations are contracted to be performed by, an experienced, reputable operator of similar electric generating assets;

                  (c) the sublease does not extend beyond the scheduled expiration of the applicable Basic Lease Term or any Renewal Lease Term then in effect or already elected by the Facility Lessee (and may be terminated upon early termination of the Facility Lease) and is expressly subject and subordinate to the Facility Lease;

                  (d) all terms and conditions of the Facility Lease and the other Operative Documents remain in effect and the Facility Lessee remains fully and primarily liable for its obligations thereunder;

                  (e) no Lease Event of Default under the Facility Lease shall have occurred and be continuing;

                  (f) the sublease prohibits further assignment or subletting;

                  (g) the sublease requires the sublessee to operate and maintain the Undivided Interest in a manner not less favorable than that required under the Facility Lease and the other Operative Documents;

                  (h) the sublessee does not cause the Facility to become "tax-exempt use property" within the meaning of Section 168(h) of the Code (unless the Facility sublessee shall make a payment to the Owner Participant contemporaneously with the execution of the sublease that, in reasonable judgement of the Owner

Participant, compensates such Owner Participant for the adverse tax consequences resulting from the classification of the Facility as "tax-exempt use property");

                  (i) the Owner Lessor (and so long as the Lessor Notes are outstanding, the Lender and the Holder Representative) shall have received an opinion of counsel, which opinion of counsel shall be reasonably acceptable to each such recipient, to the effect that all regulatory approvals required to enter into such sublease shall have been obtained;

                  (j) the Facility sublessee shall pay all reasonable documented out-of-pocket expenses incurred by the other Lease Financing Parties in connection with such sublease; and

                  (k) the Owner Participant shall have received an opinion reasonably satisfactory to it from Hunton & Williams or from a nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to the Facility Lessee, to the effect that such sublease would not result in any material indemnified, or any unindemnified, incremental tax risk to the Owner Participant.

         As a condition precedent to such sublease, the Facility Lessee shall provide the Owner Lessor, the Owner Participant, and, so long as the Lessor Notes are outstanding, the Holder Representative with all documentation in respect of such sublease and an opinion of counsel to the effect that such sublease complies with the provisions of this Section 19.2 (such documentation, counsel and opinion to be reasonably satisfactory to such recipients).

SECTION 20.  OWNER LESSOR'S RIGHT TO PERFORM

         If the Facility Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Facility Lessee and failure of the Facility Lessee to so perform or comply within 10 days thereafter, the Owner Lessor or the Owner Participant may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Owner Lessor or the Owner Participant incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with any Incidental Costs of the Owner Lessor that the Facility Lessee is obligated to pay pursuant to Section 3.3 herein, shall be deemed to be Supplemental Lease Rent, payable by the Facility Lessee to the Owner Lessor on demand.

SECTION 21.  SECURITY FOR OWNER LESSOR'S OBLIGATION TO THE HOLDER REPRESENTATIVE

         In order to secure the Lessor Notes, the Owner Lessor will assign and grant a Lien to the Holder Representative of all of the Owner Lessor's right, title and interest in, to and under this Facility Lease, and the Undivided Interest (other than Excepted Payments and Excepted Rights). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lessor Security Documents, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Facility Lessee shall have received written notice from the Holder Representative that the Lien of the Security Documents has been fully terminated, the Holder Representative shall have the right to exercise the rights of the Owner Lessor under this Facility Lease (other than Excepted Rights) to the extent set forth in and subject in each case to the exceptions set forth in the Lessor Security Documents. TO THE EXTENT, IF ANY, THAT THIS FACILITY LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS FACILITY LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE HOLDER REPRESENTATIVE ON THE SIGNATURE PAGE THEREOF.

SECTION 22.  MISCELLANEOUS

         SECTION 22.1. AMENDMENTS AND WAIVERS. No term, covenant, agreement or condition of this Facility Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

         SECTION 22.2. NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, PROVIDED such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to such party and any copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

         If to the Owner Lessor:

                  Collins Trust I
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100  North Market Street
                  Wilmington, DE  19890-0001
                  Facsimile No.:  (302) 651-8882
                  Attention:  Corporate Trust Administration

         with a copy to the Owner Participant:

                  Collins Generation I, LLC
                  c/o PSEG Resources, Inc.
                  80 Park Plaza, Suite T-22
                  Newark, NJ  07101
                  Telephone No.: (973) 456-3650
                  Facsimile No.: (973) 456-3569
                  Attention:  President

         and to the Holder Representative:

                  Citibank, N.A.
                  111 Wall Street
                  5th Floor, Zone 2
                  New York, NY  10005
                  Facsimile No.:  (212) 657-3866
                  Attention:  Global Trust & Agency Services

         If to the Facility Lessee:

                  Collins Holdings EME, LLC
                  One Financial Place
                  440 South LaSalle Street, Suite 3500
                  Chicago, IL  60605
                  Facsimile No. : (312) 583-6111
                  Attention:  Georgia R. Nelson

         with copy to:

                  Edison Mission Energy
                  18101 Von Karman Avenue
                  Suite 1700

                  Irvine, CA  92612
                  Facsimile No.: (949) 752-1420
                  Attention:  General Counsel

         SECTION 22.3. SURVIVAL. Except for the provisions of Sections 3.3, 3.5, 5, 9 and 17, which shall survive, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Lease in accordance with its terms.

         SECTION 22.4. SUCCESSORS AND ASSIGNS. (a) This Facility Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

                  (b) Except as expressly provided in Section 22.4(c), the Facility Lessee may not assign the Facility Lease or any other Operative Document, or any interest therein, without the prior written consent of the Owner Lessor and the Owner Participant.

                  (c) The Facility Lessee may, upon satisfaction of the conditions set forth herein and in Section 22.4(d), without the consent of any other Lease Financing Party, so long as the Owner Lessor or Owner Participant does not become regulated as a "public utility" or "public utility holding company" as a result of such assignment, assign the Facility Lease and the other Operative Documents, or any interest therein. In addition to the conditions set forth in the preceding sentence, the Facility Lessee may assign the Facility Lease and the other Operative Documents, or any interest therein, under the following circumstances:

                           (i) to any entity; PROVIDED that such entity's long term senior unsecured Indebtedness is rated equal to or higher than BBB+ from S&P and Baa1 from Moody's; or

                           (ii) to any entity; PROVIDED that the Facility Lessee shall remain secondarily liable under the Facility Lease and all other Operative Documents, and the Midwest Lease Guarantee shall remain in full force and effect.

In the case of an assignment pursuant to clause (i) above, the Facility Lessee shall, upon the transferee's assumption of the Facility Lessee's obligations under the Facility Lease and the other Operative Documents in accordance with the terms of this Section 22.4(c) and Section 22.4(d), have no further liability or obligation thereunder. Notwithstanding the foregoing, so long as the Lessor Notes are outstanding, no such assignment shall be permitted unless each of S&P and Moody's shall have confirmed that such assumption shall not result in a downgrade of the then existing credit rating of the Funding LLC Notes below BBB- and Baa3, respectively.

                  (d) Any assignment by the Facility Lessee pursuant to Section 22.4(c) shall be subject to satisfaction of the following additional conditions:

                           (i) the Owner Lessor and the Owner Participant (and, so long as the Lessor Notes are outstanding, the Holder Representative and the Lender) shall have received an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to each recipient thereof, to the effect that all regulatory approvals required in connection with such transfer or necessary to assume the Facility Lessee's obligations under the Operative Documents shall have been obtained;

                           (ii) such transfer shall be pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to the Owner Participant (and the Holder Representative and the Lender, so long as the Lessor Notes are outstanding);

                           (iii) the Owner Lessor and the Owner Participant (and the Holder Representative and the Lender, so long as the Lessor Notes are outstanding) shall have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to each recipient thereof, as to the validity and enforceability of such assignment and assumption agreement required pursuant to (ii) above;

                           (iv) the Owner Participant shall have received an opinion reasonably satisfactory to it from Hunton & Williams, or from a nationally recognized tax counsel selected by the Owner Participant and reasonably acceptable to the Facility Lessee, to the effect that such transfer would not result in any material indemnified, or any unindemnified, incremental tax risk to the Owner Participant;

                           (v) no Material Lease Default or no Lease Event of Default shall have occurred and be continuing;

                           (vi) such transfer by the Facility Lessee shall not result in a Regulatory Event of Loss;

                           (vii) the transferee shall not be involved in material litigation with the Owner Participant;

                           (viii) the Facility Lessee shall pay all reasonable documented out-of-pocket expenses incurred by the other Lease Financing Parties in connection with such assignment ; and

                           (ix) the transferee, or the operator of the Facility retained by the transferee, shall be experienced in operating facilities such as the Facility.

         The Facility Lessee acknowledges that the Owner Participant is a third party beneficiary of this Section 22.4 and should be entitled to enforce its rights hereunder as if it were a party to this Facility Lease.

         SECTION 22.5. "TRUE LEASE". This Facility Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Facility Lessee any right, title or interest in or to the Undivided Interest except as lessee only. The parties hereto hereby agree that the Lessee's obligation to make Excepted Payments is a separate and independent obligation from its obligation to make other Rent payments, and that the Lessee's obligation to make Excepted Payments may be assigned, pledged or otherwise transferred separately from the Lessee's obligations to make other Rent payments. The obligation to make Excepted Payments has been included herein for the convenience of the parties.

         SECTION 22.6. GOVERNING LAW. This Facility Lease was negotiated in the State of New York which the Facility Lessee and the Owner Lessor agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and, in accordance with Section 5-1401 of the New York General Obligations Law, in all respects, including matters of construction, validity and performance, this Facility Lease shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, EXCEPT that the provisions for the creation and enforcement of the leasehold interest created hereby shall be governed by and construed according to the law of the state in which the Facility is located, it being understood that, to the fullest extent permitted by the law of the state in which the Facility is located, the law of the State of New York shall govern the validity and the enforceability of the representations, warranties, covenants and obligations of the Facility Lessee and the Owner Lessor under this Facility Lease and all other Operative Documents and all of the indebtedness arising hereunder or thereunder. To the fullest extent permitted by law, the Facility Lessee and the Owner Lessor hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Facility Lease, except as expressly otherwise provided above.

         SECTION 22.7. SEVERABILITY. Any provision of this Facility Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 22.8. COUNTERPARTS. This Facility Lease may be executed by the parties hereto in separate counterparts, each of which, subject to Section 21, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 22.9. HEADINGS AND TABLE OF CONTENTS. The headings of the sections of this Facility Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         SECTION 22.10. FURTHER ASSURANCES. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Lease.

         SECTION 22.11. EFFECTIVENESS. This Facility Lease has been dated as of the date first above written for convenience only. This Facility Lease shall be effective on the date of execution and delivery by the Facility Lessee and the Owner Lessor.

         SECTION 22.12. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Facility Lease is executed and delivered by Wilmington Trust Company ("WILMINGTON"), not individually or personally but solely as trustee of the Owner Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by Wilmington but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on Wilmington individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Facility Lease.

         SECTION 22.13. MEASURING LIFE. If and to the extent that any of the rights and privileges granted under this Facility Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Facility Lease, whichever of (a) and (b) is shorter.

         IN WITNESS WHEREOF, the Owner Lessor and the Facility Lessee have caused this Facility Lease to be duly executed and delivered under seal by their respective officers thereunto duly authorized.


                                  COLLINS TRUST I

                                  By:  Wilmington Trust Company,
                                  not in its individual capacity
                                  but solely as Owner Trustee



                                  By: /s/ Kathleen A. Pedelini
                                  ----------------------------
                                  Name: Kathleen A. Pedelini
                                  Title: Authorized Signer

                                  Date:    December 15, 1999


                                  COLLINS HOLDINGS EME, LLC



                                  By: /s/ John P. Finneran, Jr.
                                  -----------------------------
                                  Name: John P. Finneran, Jr.
                                  Title: Vice President

                                  Date:  December 15, 1999

                                                                       EXHIBIT A
                                                                              TO
                                                                  FACILITY LEASE


                          DESCRIPTION OF FACILITY SITE

                                                                    SCHEDULE 1-1
                                                                              TO
                                                                  FACILITY LEASE


                                BASIC LEASE RENT

         A. COMPONENTS OF BASIC LEASE RENT. Basic Lease Rent shall be comprised of three components: "COMPONENT A" of Basic Lease Rent is set forth on Column A in Annex I to this Schedule 1-1; "COMPONENT B" of Basic Lease Rent is set forth on Column B in Annex I to this Schedule 1-1; and "COMPONENT C" of Basic Lease Rent is set forth in Column C of Annex I and is subject to adjustment or calculation as set forth in Part B of this
                  Schedule 1-1. Component C is computed on the basis of "Aggregate Component D" which is set forth on Column D in Annex I to this Schedule 1-1 and equals (i) the sum of each Component B for all Rent Payment Dates set forth in Column B of Annex I to this Schedule 1-1 less the sum of the Maximum Increase Amounts for all Advance Periods as set forth in Annex C to the Initial Lessor Note LESS (ii) the sum of Component B for each Rent Payment Date falling prior to, but not on, the date of computation PLUS (iii) the sum of the Maximum Increase Amounts for the Advance Periods ending prior to, but not on, the date of computation. As set forth in Section 3.4 of this Facility Lease, each component of Basic Lease Rent is subject to adjustment under the circumstances, and in the manner, described in Section 3.4 of this Facility Lease. On any Rent Payment Date or Additional Rent Payment Date, Basic Lease Rent shall equal the sum of Component A, Component B and Component C payable on such Rent Payment Date or Additional Rent Payment Date and each component is payable as set forth in Annex I to this Schedule 1-1. Anything in the foregoing to the contrary notwithstanding, in accordance with Section 3.4(b) of this Facility Lease, each installment of Basic Lease Rent payable under this Facility Lease on any Rent Payment Date or Additional Rent Payment Date, whether or not adjusted in accordance with Section 3.4 of this Facility Lease, shall be in an amount at least sufficient to pay in full principal and interest payable on the Lessor Notes on such Rent Payment Date or Additional Rent Payment Date.

         B. COMPUTATION OF COMPONENT C. Component C is a variable component intended to reflect a return on Aggregate Component D at a notional interest rate per annum (the "COMPONENT C RATE") that is


                                 Schedule 1-1-1
                  computed on the basis of market-based indices determined on the Closing Date. Component C, as shown in Column C of Annex I to this Schedule 1-1, has been calculated using an assumed Funding Rate equal to 6.4048% per annum, which is the Funding Rate used to calculate Component C on the Closing Date and assuming that there is no Additional Rent Payment Date. The amount of Component C due on any Rent Payment Date and the amount of Component C payable on any Additional Rent Payment Date shall be adjusted or calculated to reflect the calculation described below. The market-based indices applicable to Component C on the Closing Date are identical to the market-based indices used to compute interest on the Initial Lessor Notes, Aggregate Component D is identical to the assumed outstanding principal amount of the Initial Lessor Notes and the Component C Rate is identical to the Funding Rate under the Initial Lessor Notes. The market-based indices for the Initial Lessor Notes and the Funding Rate for the Initial Lessor Notes are set forth below. For ease of administration and to ensure strict compliance by the Facility Lessee with the provisions of Section 3.4(b) of this Facility Lease and the last sentence of Part A of this Schedule 1-1, the Facility Lessor and the Facility Lessee have agreed that the computation of Component C and the computation of interest on the Initial Lessor Notes shall be a single computation and that Component C on any Rent Payment Date or Additional Rent Payment Date shall be calculated in the same manner as, and shall be adjusted or computed, as the case may be, so that it is equal to, the interest payable on the Initial Lessor Notes on the correlative Interest Payment Date under the Initial Lessor Notes. Each Interest Payment Date under, and as defined in, the Initial Lessor Notes to the extent the same is not a Rent Payment Date shall be an Additional Rent Payment Date under this Facility Lease. As provided in Section 16 of the Participation Agreement, any change in the market-based indices or other factors used for the computation of Component C or used in the computation of interest on the Initial Lessor Notes from those in effect on the Closing Date shall be considered a refinancing contemplated by Section 16 of the Participation Agreement, and accordingly, would be subject to the provisions of Section 16 of the Participation Agreement.

         C. DEFINITIONS. As used in this Schedule 1-1 to this Facility Lease, capitalized terms shall have the meanings assigned thereto in this Facility Lease. In addition, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).



                                 Schedule 1-1-2

"APPLICABLE RATE" shall mean, for any day, with respect to any Eurodollar Rate Portion or Base Rate Portion or the facility fees payable under the APA, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Margin", "Base Rate Margin" or "Facility Fee Rate," respectively, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


========================================================================================================================
  Index Debt       CATEGORY 1        CATEGORY 2       CATEGORY 3       CATEGORY 4       CATEGORY 5       CATEGORY 6
                -------------     -------------    -------------    -------------    -------------    -------------
    Ratings        >BBB+/Baa1         BBB/Baa2         BBB-/Baa3         BB+/Ba1          BB/Ba2      < BB/Ba2
Eurodollar
Margin               0.650%            0.850%           1.000%           1.500%           1.750%           1.750%
------------------------------------------------------------------------------------------------------------------------
Base Rate
Margin               0.000%            0.000%           0.000%           0.500%           0.750%           0.750%
------------------------------------------------------------------------------------------------------------------------
Facility
Fee Rate             0.350%            0.400%           0.500%           0.750%           1.000%           1.500%
========================================================================================================================


For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the lowest of the ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If Moody's or S&P shall have changed its system of classifications after the date of the APA, a rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

"BASE RATE" shall mean a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank's base rate; and (b) 1/2 of one percent per annum above the Federal Funds Rate.

"BASE RATE PORTION" shall mean any portion of any Purchaser Percentage Interest to the extent the same bears interest at the Base Rate.


                                 Schedule 1-1-3

"EURODOLLAR RATE" shall mean, for any Interest Period for each Eurodollar Rate Portion, an interest rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the APA Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of 11:00 A.M. (London time) on the date two Business Days prior to the first day of such Interest Period as the rate for Dollar deposits having a term comparable to such Interest Period, or in the event such offered rate is not available from said Page 3750, at the rate per annum at which Citibank is offered Dollar deposits at or about 11:00 a.m. (New York City time) two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein, subject, however, to the provisions of Section 18 of the APA. Any provision of the APA (including, without limitation, Annex III thereto) to the contrary notwithstanding, at such time as there shall exist for any Purchaser a Eurodollar Reserve Percentage that is greater than zero, the Eurodollar Rate used in the determination of Eurodollar Rate Portions of such Purchaser shall be the Eurodollar Rate (Reserve Adjusted).

"EURODOLLAR RATE PORTION" shall mean any portion of any Purchaser Percentage Interests that have the same Interest Period and bear interest at the same Eurodollar Rate as provided in Section 18(b) of the APA.

"EURODOLLAR RATE (RESERVE ADJUSTED)" shall mean, relative to any portion of any Purchaser Percentage Interest to be continued or maintained as, or converted into, a Eurodollar Rate Portion for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) determined pursuant to the following formula:

         Eurodollar Rate                      Eurodollar Rate
                                         -------------------------
         (Reserve Adjusted) =            1.00 - Eurodollar Reserve
Percentage

The Eurodollar Rate (Reserve Adjusted) for any Interest Period for Eurodollar Rate Portions will be determined by the APA Agent on the basis of the Eurodollar Reserve Percentage in effect on, and the applicable rates furnished to and received by the APA Agent, two Business Days before the first day of such Interest Period.

"EURODOLLAR RESERVE PERCENTAGE" shall mean, relative to any Interest Period for Eurodollar Rate Portions, the reserve percentage (expressed as a decimal) equal to


                                 Schedule 1-1-4
the aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities," as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such Interest Period.

"FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the APA Agent from three Federal funds brokers of recognized standing selected by it.

"FINANCE FACILITY" shall mean the Uncommitted Finance Facility, dated December 15, 1999, among the Lender and the Securitization Company, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof.

"FUNDING LLC MATURITY DATE" shall mean December 3, 2004 or, if such day is not a Business Day, the immediately preceding Business Day.

"FUNDING RATE" shall mean (1) for any day prior to the Funding LLC Maturity Date or any day occurring on or after the Funding LLC Maturity Date if the Funding LLC Note shall have been repaid or refinanced in full (a) with respect to the Securitization Company Percentage Interest, the Quoted Rate for such day, and
(b) with respect to the Purchaser Percentage Interest (i) to the extent that the Purchaser Percentage Interest is a Eurodollar Rate Portion, the Eurodollar Rate for the related Interest Period plus the Applicable Rate therefor for such day and (ii) to the extent that such Purchaser Percentage Interest is a Base Rate Portion, the Base Rate plus the Applicable Rate therefor for such day, and (2) for any day occurring on or after the Funding LLC Maturity Date on which the Funding LLC Note shall not have been repaid or refinanced in full, a rate per annum equal to the sum of the Base Rate plus 5.00% per annum (for the first three months) and, thereafter, the sum of the Base Rate plus the initial 5.00% per annum PLUS an additional 1.00% per annum (so incrementally increasing by 1.00% per annum each three-month period thereafter). The Funding Rate with respect to the Securitization Company Percentage Interest shall be computed by the UFF Agent in accordance with the Finance Facility and advised to the Holder Representative from time to time in accordance with Section 2 of the


                                 Schedule 1-1-5

Finance Facility. The Funding Rate with respect to the Purchaser Percentage Interest shall be computed by the APA Agent in accordance with the APA and advised to the Holder Representative from time to time in accordance with
Section 18(b)(v) of the APA.

"INDEX DEBT" shall mean each of the Midwest Funding Note and the obligations of Holdings in respect of the "Tranche A Loans" and the "Tranche B Loans" under the Holdings Credit Agreement.

"INTEREST PAYMENT DATE" shall mean (a) with respect to the Securitization Company Percentage Interest and the Purchaser Percentage Interest to the extent that the Purchaser Percentage Interest is a Base Rate Portion, the sixth day of each of January, April, July and October and the Funding LLC Maturity Date (or, if such day is not a Business Day, the next succeeding Business Day) and (b) with respect to the Purchaser Percentage Interest to the extent that the Purchaser Percentage Interest is a Eurodollar Rate Portion, the last day of the Interest Period for such Eurodollar Rate Portion and, in the case of a Eurodollar Rate Portion with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, in each case commencing with the first such day after the date of the APA.

"INTEREST PERIOD" shall mean:

               (a) with respect to any portion of the Securitization Company Percentage Interest, the period commencing (if the initial period for such portion) on the date such portion was acquired and (for each period thereafter) on the last day of the immediate preceding Interest Period for such portion and ending on the last day of each of March, June, September and December and the Funding LLC Maturity Date; and

               (b) with respect to any portion of the Purchaser Percentage Interest that is a Eurodollar Rate Portion, the period commencing on the date such portion was acquired or the date of the conversion of any Base Rate Portion into such Eurodollar Rate Portion and ending on the last day of the period selected by the Lender (at the Owner Lessor's direction) pursuant to Section 18(a) of the APA and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period for such portion and ending on the last day of the period selected by the Lender (at the Owner Lessor's direction) pursuant to such Section 18(a); the duration of each such Interest Period shall be one, two, three or six months (or such longer or


                                 Schedule 1-1-6
shorter period as the Purchasers determine is available), as the Lender may, in accordance with such Section 18(a), select; PROVIDED, HOWEVER, that:

                  (i) the Lender may not select any Interest Period that ends after the Funding LLC Maturity Date;

                  (ii) the Lender may not have in effect at any time more than eight Interest Periods with respect to Eurodollar Rate Portions;

                  (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the final calendar month of such Interest Period, such Interest Period shall end on the last Business Day of such final calendar month.

"OVERDUE RATE" shall mean with respect to any default in the payment when due prior to the Funding LLC Maturity Date of any principal of, or interest on, any Portion payable by the Owner Lessor under the Lessor Loan Agreement, the sum of the otherwise applicable interest rate hereunder in respect of such Portion, including the Applicable Rate therefor plus 2.00% per annum so long as such default in continuing. The Overdue Rate shall be computed by the APA Agent in accordance with the APA and advised to the Holder Representative, the Owner Lessor, the Facility Lessee and the Facility Sublessee from time to time in accordance with Section 18(b) of the APA.

"PORTION" shall mean a portion of the principal amount of a Lessor Note consisting of a Purchaser Percentage Interest or a Securitization Company Percentage Interest or a portion of either. The Portions shall be computed by the APA Agent in accordance with the APA and advised to the Holder Representative from time to time in accordance with Section 18(b) of the APA.

"PURCHASER" has the meaning specified in the APA.



                                 Schedule 1-1-7

"PURCHASER PERCENTAGE INTEREST" shall mean, for any day, the percentage interest of the Purchasers in a Lessor Note on such day under the APA. The Purchaser Percentage Interest shall be computed by the APA Agent in accordance with the APA and advised to the Holder Representative from time to time in accordance with Sections 2(c) and 4(c) of the APA.

"QUOTED RATE" shall mean, for any Interest Period of (a) any portion of the Securitization Company Percentage Interest a per annum rate equal to the sum of
(i) the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Securitization Company from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by the Securitization Company that are allocated, in whole or in part, by the APA Agent (on behalf of the Securitization Company) to fund such portion, as the case may be, during such Interest Period, as determined by the APA Agent (on behalf of the Securitization Company) and reported to the Lender, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the APA Agent (on behalf of the Securitization Company); PROVIDED, HOWEVER, that if any component of such rate is a discount rate, in calculating the "Quoted Rate" for such Interest Period the APA Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum PLUS (ii) that per annum rate which will result in an aggregate yield to the Securitization Company equal to the total of the amounts payable by the Lender on account of (y) the program fee, insurance premium fee, securitization fee and other fees in respect of the Finance Facility and the APA, as set forth in the letter dated December 13, 1999, among the Securitization Company, the Lender, Citibank and CNAI (as amended, supplemented or otherwise modified from time to time, the "SECURITIZATION FEE LETTER") and (z) the management fee and other fees as set forth in the letter dated December 13, 1999, among Lord Securities Corporation and Holdings (as amended, supplemented or otherwise modified from time to time, the "MANAGEMENT FEE LETTER" and, together with the Securitization Fee Letter, the "MIDWEST FUNDING FEE LETTERS") or (b) if the Securitization Company dos not fund or maintain such Securitization Company Percentage Interest, the rate established therefor under the Finance Facility or APA for the Person funding or maintaining such Securitization Company Percentage Interest under the circumstance contemplated by clause (h) of the definition of "Lender Rate" set out in the Finance Facility.

"RELATED COMMERCIAL PAPER" shall mean, with respect to any Securitization Company Portion in which the Securitization Company holds any Percentage


                                 Schedule 1-1-8

Interests, the promissory notes issued by the Securitization Company to fund or maintain such Securitization Company Portion.

"SECURITIZATION COMPANY" shall mean CXC Incorporated, a Delaware corporation.

"SECURITIZATION COMPANY PERCENTAGE INTEREST" shall mean, for any day, the Percentage Interest of the Securitization Company or any other Person (other than a Purchaser or any transferee thereof) holding an interest in the Percentage Interest of the Securitization Company in a Lessor Note on such day under the APA. The Securitization Company Percentage Interest shall be computed by the APA Agent and advised to the Holder Representative from time to time in accordance with Section 2 of the APA.

"UFF AGENT" shall mean Citicorp North America, Inc., as agent for the Securitization Company under the Finance Facility, together with its successors and assigns.

                                 Schedule 1-1-9

                                                                       ANNEX I
                                                               TO SCHEDULE 1-1
                                                             TO FACILITY LEASE


                         Component A                Component B                Component C(1)
  Rent Payment       of Basic Lease Rent        of Basic Lease Rent         of Basic Lease Rent      Aggregate Component D
      Date               (Column A)                  (Column B)                 (Column C)                 (Column D)
-----------------  -----------------------  ----------------------------  ----------------------  ----------------------------




--------------

         (1) Subject to adjustment in accordance with Schedule 1-1. Component C of Basic Lease Rent is payable in arrears


                                 Schedule 1-1-10

                                                                    SCHEDULE 1-2
                                                                              TO
                                                                  FACILITY LEASE


                         ALLOCATION OF BASIC LEASE RENT



       RENTAL PERIOD ENDING ON                       BASIC LEASE RENT(1)
--------------------------------------     -------------------------------------


---------------
         (1) Reflects Basic Lease Rent computed using the Funding Rate applicable to Component C on the Closing Date.


                                 Schedule 1-2-1

                                                                   SCHEDULE 1-3
                                                                             TO
                                                                 FACILITY LEASE


                                         467 RENT ALLOCATION


      RENTAL PERIOD ENDING              467 FIXED             467 INTEREST ON               SUM OF 467
               ON                          RENT                 FIXED RENT                FIXED RENT AND
                                                                                               467
                                                                                        INTEREST ON FIXED
                                                                                               RENT
---------------------------------   ------------------   -------------------------   ------------------------






                                 Schedule 1-3-1

                                                                     SCHEDULE 2
                                                                             TO
                                                                 FACILITY LEASE


                            TERMINATION VALUES(1) (EXCLUDING RENT PAYABLE)


                     Column A
                  Excess of the             Column B
                  allocation of        Excess Basic Lease           Column C               Column D
                 Basic Lease Rent        Rent paid over         Termination Value     Termination Value(2)
 Termination        Over Basic           allocation of         ot including Column    (Columns A + B + C)     Equity Portion of
    Date         Lease Rent paid        Basic Lease Rent          A or Column B           ($ Dollars)        Termination Values
-------------  --------------------  ----------------------  ---------------------   --------------------  ---------------------





-------------------------
                  (1) [If the Termination Date is not also a Rent Payment Date, the Termination Value shall be increased by an amount equal to the amount of interest accrued on the Lessor Notes, from and including the immediately preceding Rent Payment Date to, but excluding, the Termination Date.]

                  (2) Termination Values have been computed so as to reflect a credit for Basic Lease Rent previously paid but allocated to periods after such Termination Date and to include an additional amount for Basic Lease Rent previously accrued, but not yet paid as of such Termination Date.


                                  Schedule 2-1